UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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2024

Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 27, 2024 | 11:00 AM ET

ABM

February 15, 2024

Dear Stockholders:

On behalf of the ABM Industries Incorporated Board of Directors, I am very pleased to report that ABM successfully navigated through choppy macroeconomic conditions and delivered solid financial results in 2023, while also advancing several strategic initiatives related to our ELEVATE strategy. I also wanted to take the opportunity to thank you for your continued interest, ownership, and support of the Company.

The Board is once again delighted to use this letter to communicate our assessment of ABM’s overall performance during the past year, which was quite notable given the commercial real estate challenges and labor-related headwinds the Company faced all year.

Strategy Oversight and Board Focus

Throughout 2023, the Board focused on ensuring that the management team understood the risks and opportunities related to the weak commercial real estate market and was prepared to respond accordingly. The Board supported management’s plan, including the Company’s continued execution across its diversified service and client mix. The Company’s flexible labor model also helped ABM successfully manage through the unsettled market.

The Board continued to oversee the management team’s technology and growth-focused operational enhancement efforts, as well as advised on the Company’s capital allocation priorities to drive long-term stockholder value. The Board’s commitment to responsible corporate governance is unwavering, as are our priorities of judicious risk management, effective executive compensation practices and leadership talent retention. We are also pleased that ABM has a consistent and forward-looking focus on socially responsible initiatives and practices, including workforce management and communications, diversity and inclusion, all of which we believe are critical drivers of ABM’s long-term success.

Fiscal Year 2023 Financial Performance

During 2023, the Company grew revenue 3.7% to $8.1 billion, through a mix of solid organic growth and growth from acquisitions. Organic growth largely reflected strong markets served by our Aviation segment and steady demand in our Education and Manufacturing & Distributions markets, coupled with several large new customer wins across the organization. Our increase in net income was aided by higher segment earnings and the benefits of cost controls and price increases, which helped to partially offset inflationary pressures.

The Company also significantly grew adjusted EBITDA and free cash flow in 2023, which enabled ABM to continue to invest in its business while also repurchasing roughly 5% of the total number of outstanding shares and raising its annual dividend for the 56th consecutive year.

Investing in Future Growth and ELEVATE Progress

ABM made significant progress on its ELEVATE initiatives in 2023, including the successful financial close utilizing its new cloud-based enterprise resource planning system for the Education segment. The Company also began the phased launch of its new employee mobile application called Team Connect, which is designed to deliver on-demand training, safety reminders, and task management features among other capabilities. The Company plans to further build out and scale these capabilities across other parts of the organization in 2024.

Summary

2023 was a strong test for the Company and provided further proof that ABM has the right market positioning, long-term strategy, and management team to deliver consistent and sustainable performance, even in challenging conditions. Our asset-light business model, coupled with our ability to generate cash, provides multiple opportunities to grow our business while also returning capital to stockholders on a regular basis. The Board is pleased with the trajectory of the Company and will stay focused on raising the standard in everything we do, as well as being a driving force of a cleaner, healthier and more sustainable world.

Thank you for your continued support.
Sincerely,

Sudhakar Kesavan Chairman of the Board

ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
WHEN Wednesday, March 27, 2024 11:00 a.m. Eastern Time

PROXY VOTING – CAST YOUR VOTE RIGHT AWAY

Your vote is important. Even if you plan to attend the Annual Meeting, please vote as soon as possible using the Internet or by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form.

WHERE Virtual www.virtualshareholdermeeting.com/ABM2024	Using the Internet and voting at the website listed on the proxy card or the notice;
Using the toll-free phone number listed on your proxy card or voting instruction form; or
If you received physical proxy materials with an enclosed postage paid envelope, completing, signing, dating and mailing your proxy card or voting instruction form.

ITEMS OF BUSINESS

1.
Election of the ten director nominees named in the proxy statement.
2.
Advisory approval of our executive compensation.
3.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024.
4.
Transaction of such other business as may properly come before the Annual Meeting.

RECORD DATE

Stockholders of record at the close of business on January 29, 2024 are entitled to notice of, and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 27, 2024:

The Notice of Annual Meeting, Proxy Statement and the Annual Report to Stockholders

are available on the Internet at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card or voting instruction card you received in the mail.

By Order of the Board of Directors,

Andrea R. Newborn

Executive Vice President, General Counsel

and Corporate Secretary

TABLE OF CONTENTS

Page
PROXY STATEMENT	i
PROXY STATEMENT SUMMARY	i
CORPORATE GOVERNANCE AND BOARD MATTERS	1
PROPOSAL 1–ELECTION OF TEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS	2
Nominees for Election to Serve as Directors for a One-Year Term Expiring in 2025	2
The Board of Directors	8
Corporate Governance	8
Identifying and Evaluating Nominees for Directors	8
Board Leadership Structure	9
Director Independence	10
The Board’s Oversight of Risk Management	10
The Board’s Role in Cybersecurity Risk Oversight	11
Environmental, Social, and Governance	11
Mandatory Retirement	13
Outside Board Limits	13
Board Committees	13
Board and Committee Attendance in Fiscal Year 2023	15
DIRECTOR COMPENSATION FOR FISCAL YEAR 2023	15
2023 Non-Employee Director Compensation Elements	15
2023 Non-Employee Director Compensation Table	16
Non-Employee Director Deferred Compensation Plan	16
Director Stock Ownership Policy	17
EXECUTIVE COMPENSATION	18
PROPOSAL 2–ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	19
COMPENSATION DISCUSSION AND ANALYSIS	20
Our Compensation Philosophy and Practices	20
How We Compensated Our NEOs in 2023	25
Other Compensation and Governance-Related Matters	32
Compensation Committee Report	34
Additional Information About Executive Compensation	35
2023, 2022 and 2021 Summary Compensation Table	35
Grants of Plan-Based Awards During Fiscal Year 2023	36
Outstanding Equity Awards at 2023 Fiscal Year-End	37
Option Exercises and Stock Vested in Fiscal Year 2023	38
Nonqualified Deferred Compensation in Fiscal Year 2023	38
Potential Post-Employment Payments	39
2023 CEO Pay Ratio	42
Pay Versus Performance	43
AUDIT MATTERS	47
PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2024	48
AUDIT-RELATED MATTERS	49
Audit Committee Report	49
Principal Accounting Firm Fees and Services	50
Policy on Preapproval of Independent Registered Public Accounting Firm Services	50

Note About Forward-Looking Statements

This Proxy Statement contains both historical and forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. Factors that might cause such differences include, but are not limited to, those discussed in Part 1 of ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 under Item 1A., “Risk Factors,” and we urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

PROXY STATEMENT

We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (the “Board”) of ABM Industries Incorporated (“ABM” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, March 27, 2024 (the “Annual Meeting”). We began making our proxy materials available to stockholders on February 15, 2024.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Time and Date: Wednesday, March 27, 2024 11:00 a.m. Eastern Time	Place: www.virtualshareholdermeeting.com/ABM2024	Record Date: January 29, 2024

Stockholders of ABM as of January 29, 2024 (the “Record Date”) are entitled to vote. Each share of ABM common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Virtual Annual Meeting

We have decided to hold the Annual Meeting virtually again this year because we believe that hosting a virtual Annual Meeting enables us to communicate with our stockholders while supporting the health and safety of our employees, stockholders and communities. We also believe the virtual Annual Meeting format facilitates stockholder access by enabling stockholders to participate fully and equally from any location around the world at no cost.

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ABM2024. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, or voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin 15 minutes prior to the start of the Annual Meeting, at 10:45 a.m. Eastern Time.

You may submit questions in advance on the day of the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, stockholders will be able to submit questions live during the Annual Meeting by typing the question into the “Ask a Question” field, and clicking submit. We will answer questions that comply with the Annual Meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions relevant to Annual Meeting matters that we do not have time to answer during the Annual Meeting will be posted to our website following the meeting along with those questions that were addressed during the Annual Meeting. Questions regarding personal matters or matters not relevant to Annual Meeting matters will not be answered.

Although the live webcast is available only to stockholders at the time of the Annual Meeting, a replay of the Annual Meeting will be made publicly available for one year at www.virtualshareholdermeeting.com/ABM2024.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting, including the list of our stockholders of record, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ABM2024.

If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual Annual Meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

ABM Industries Incorporated 2024 Proxy Statement i

Voting Matters and Board Recommendations
Proposals		Board Vote Recommendation	Page Reference (for more detail)
01	Election of ten director nominees to serve one-year terms	FOR EACH DIRECTOR NOMINEE	2
02	Advisory approval of our executive compensation	FOR	19
03	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024	FOR	48

ABM AT A GLANCE

Percentage of Overall Revenue
SERVICE LINES JAN = Janitorial ENG = Facilities Engineering PKG = Parking ATS = Technical Solutions AVI = Aviation Services
INDUSTRY GROUPS B&I = Business & Industry M&D = Manufacturing & Distribution AVI = Aviation EDU = Education ATS = Technical Solutions

ii ABM Industries Incorporated 2024 Proxy Statement

ABM’s Business Highlights and Accomplishments in Fiscal Year 2023

ABM’s 2023 Achievements

We grew revenue 3.7% to $8.1 billion, comprised of organic growth of 2.4% and growth from acquisitions of 1.3%. Organic growth reflected strong activity in our Aviation segment, driven by robust leisure and business travel markets. Organic revenue growth was also boosted by solid demand in our Education and Manufacturing & Distribution segments, including the impact of several new customer wins. Our acquisition growth was primarily driven by the addition of RavenVolt, Inc., which we acquired in 2022.

We posted net income of $251.3 million, up 9.1% over the prior year. Adjusted EBITDA was $529.1 million(1) and full-year adjusted EBITDA margin was 6.8%(1). On an operating basis, the increase in net income was driven by higher segment earnings and the benefits of cost controls and prices increases, partially offset by wage cost inflation and significantly higher interest expense.

We continue to successfully navigate through a weak commercial real estate market. Our results in our Business & Industry segment reflect the advantages of our flexible labor model, as well as the diversity of services offered, and Business & Industry’s strong positioning in Class A multi-tenant office buildings.

We generated full year 2023 operating cash flow of $243.3 million and free cash flow of $190.7 million(1). Our strong performance reflects our asset light business model and has enabled us to invest in our business via our ELEVATE initiatives, as well as to return capital to our stockholders.

We repurchased 3.3 million shares of common stock in fiscal 2023 for a total cost of $137.1 million, reducing our outstanding share count by approximately 5%. Subsequent to fiscal year end, our Board of Directors approved a $150 million expansion of our existing share repurchase authorization.

We maintained our long-standing history of returning cash to our stockholders through the continuation of our cash dividend for the 57th consecutive year. ABM remains one of a small group of public companies, known as “Dividend Kings”, who have raised their annual dividend for over 50 consecutive years. After fiscal year-end, our Board of Directors increased our quarterly dividend 2.3% to $0.225 per share. This increase represents another step in ABM’s plan to achieve an adjusted net income payout ratio of 30% to 40% over the mid-term.

We made significant progress on our ELEVATE initiatives in 2023, including the successful financial close utilizing our new cloud-based enterprise resource planning system for the Education segment. We also had the initial launch of our new team member mobile app called Team Connect, which is designed to deliver on-demand training, safety reminders, clock-in and clock-out integrations, and task management features among other capabilities.

We released our 2022 Environmental, Social and Governance Sustainability Impact Report. The report highlights progress the Company’s long-term commitments and solutions that enable clients to address key risks and opportunities. We were also pleased to be named a 2023 DiversityInc noteworthy company for the first time and be included on Newsweek’s list of most responsible companies, among other awards.

(1)
Adjusted EBITDA, adjusted EBITDA margin and free cash flow are non-GAAP financial measures. Reconciliations of these financial measures to the nearest GAAP financial measures are set forth in Appendix A to this Proxy Statement.

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

Board Composition and Nominees

The following chart reflects the principal occupation, age, tenure and committee memberships of each member of our Board of Directors ("Board").

ABM Industries Incorporated 2024 Proxy Statement iii

Name	Age	Director Since	Occupation	Independent	Committee Assignments
Quincy L. Allen	63	2021	Former Chief Marketing Officer of IBM Cloud, IBM Corporation	Yes	Audit; Stakeholder and Enterprise Risk
LeighAnne G. Baker	65	2018	Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	Yes	Compensation, Chair; Governance
Donald F. Colleran	68	2018	Former President and Chief Executive Officer of FedEx Express	Yes	Compensation; Stakeholder and Enterprise Risk
James D. DeVries	60	2022	Chairman, President and Chief Executive Officer, ADT Corporation	Yes	Compensation
Art A. Garcia	62	2017	Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	Yes	Audit, Chair; Stakeholder and Enterprise Risk
Thomas M. Gartland	66	2015	Chairman and Chief Executive Officer of Montway Auto Group	Yes	Compensation; Governance, Chair
Jill M. Golder	61	2019	Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	Yes	Audit; Governance
Sudhakar Kesavan	69	2012	Former Executive Chairman, ICF International, Inc.	Yes	Governance
Scott Salmirs	61	2015	President and Chief Executive Officer, ABM Industries Incorporated	No
Winifred M. Webb	65	2014	Founder; Kestrel Corporate Advisors	Yes	Audit; Stakeholder and Enterprise Risk, Chair

Corporate Governance

Our Board is committed to thoughtful and independent representation of stockholder interests and corporate governance policies and practices that drive long-term stockholder value. The following points summarize certain aspects of our corporate governance:

✓	All directors and nominees other than Chief Executive Officer are independent	✓	Robust director and executive officer stock ownership guidelines
✓	Separate Chairman of Board and Chief Executive Officer	✓	Regular executive sessions of independent directors
✓	Director overboarding policy	✓	Risk oversight by Board and Committees
✓	Majority voting with resignation policy for directors in uncontested elections	✓	Declassified Board
✓	Board focused on refreshment and director succession planning	✓	Thorough annual Board and Committee self-evaluation process
✓	Diverse Board that provides a range of viewpoints	✓	Annual Board review of Company’s strategic plan

iv ABM Industries Incorporated 2024 Proxy Statement

Director Nominee Skills and Experience Matrix

Our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of perspectives that contribute to the Company’s execution of its business and strategies. The director nominee skills and experience matrix below summarizes some of the key attributes that management and our Board have identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. This director nominee skills and experience matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes and skills is included in their biographies beginning on page 2 of this Proxy Statement.

SKILL	Allen	Baker	Colleran	DeVries	Garcia	Gartland	Golder	Kesavan	Salmirs	Webb
Business Leadership / Strategy. Service in an executive management position and experience in formulating and implementing long-term business strategy for a large organization	•	•	•	•	•	•	•	•	•	•
Specific End Market Industries. Employment or other direct experience in industries or end markets related to ABM's industry groups		•	•		•	•		•	•	•
Financial / Capital Allocation. Financial management of a large and diversified organization and experience with debt and capital markets transactions	•			•	•	•	•	•	•	•
Sales and Marketing. Experience in leading and executing sales and marketing strategies in a business-to-business environment	•		•	•		•	•	•	•	•
Human Capital / Safety. Experience in organizational management, compensation programs, talent development, recruiting, inclusion initiatives, and employee health and safety	•	•	•	•	•	•	•	•	•	•
Risk Oversight. Experience in identifying, prioritizing, and managing a broad spectrum of risks, overseeing enterprise risk management and risk mitigation strategies	•	•	•	•	•	•	•	•	•	•
Information Technology / Cybersecurity. Expertise in information technology and infrastructure, including cybersecurity	•						•
Other Public Company Board Experience. Board-level experience at other publicly traded companies	•	•	•	•	•	•	•	•	•	•
Mergers and Acquisitions. Experience in analyzing M&A target opportunities, executing transactions, and integrating acquired companies	•	•	•	•	•	•	•	•	•	•
Environmental. Experience in managing or overseeing environmental and climate-related programs, policies, and practices, including related reporting	•		•		•	•	•	•	•	•

ABM Industries Incorporated 2024 Proxy Statement v

Independence and Tenure

Our Corporate Governance Principles provide that a majority of our directors must be independent. Our Board is comprised of independent directors, with the exception of Mr. Salmirs.

Our Board maintains an ongoing commitment to refreshment and proactive assessment of its collective skills, experience and perspectives. The Board and the Governance Committee believe that this balance of experience, continuity and refreshment helps the Board most effectively serve the Company and its stockholders. The average tenure of our Board members is 6.9 years.

1
9
90% of Director Nominees are Independent
Non-Independent
Independent

3
6
1
6.9 Years Average Tenure
0-5 years
6-10 years
10+ years

Diversity

Our Board and Governance Committee are committed to Board diversity: 30% of our Board nominees are female and 30% are ethnically or racially diverse.

3
7
30% of Director Nominees are Female
Female
Male

1
1
1
7
30% of Director Nominees are Racially or Ethnically Diverse
Asian
Black
Hispanic
White

Board Nominees Diversity Matrix

Total Number of Director Nominees	10
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender

Director Nominees	3	7	-	-

Number of Director Nominees who identify in any of the categories below:

African American or Black	-	1	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	1	-	-
White	3	4	-	-

vi ABM Industries Incorporated 2024 Proxy Statement

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Practices

What We Do
• Design Compensation Programs to Pay for Performance
• Use Equity Awards for Long-Term Incentive and Retention
• Maintain a Clawback Policy
• Utilize Short-Term and Long-Term Performance-Based Incentives/Measures
• Ensure rigorous and fair goals are established annually under both our annual and long-term incentive plans
• Use an Independent Compensation Consultant
• Require Significant Share Ownership and Retention by Executive Officers
• Limit Perquisites
• Use Double-Trigger Change-in-Control Arrangements
• Hold Annual Say-on-Pay Vote

What We Don’t Do
• No Fixed-Term Employment Agreements
• No Gross-Ups for Taxes
• No Repricing of Stock Options
• No Mid-cycle Adjustments to Performance Metrics
• No Hedging and Pledging of ABM Stock

Our Executive Compensation Programs

In fiscal year 2023, our compensation programs continued to reflect the compensation philosophy established by our Compensation Committee – one that is intended to align our executives’ compensation with our strategic goals, and motivate and retain executives who are critical to our future success and long-term performance. Key features of our compensation philosophy include:

►	Performance-Based – Tie significant portions of compensation to performance metrics that align to our short-term and long-term business goals;
►

Align with Stockholder Interests – Align each executive’s interests with stockholders’ interests by requiring significant stock ownership and paying a significant portion of compensation in equity subject to performance conditions and multi-year vesting requirements; and

►	Market Competitiveness – Attract and retain key executives who possess the capability to lead the business forward by providing innovative and effective service to our clients and customers.

Elements of Total Direct Compensation:

►	Base Salary – Fixed cash compensation with adjustments tied to individual responsibilities, performance and marketplace dynamics;
►	Annual Cash Incentive Program – Focuses on near-term performance objectives reflecting Company strategy;
►	Performance-Based Equity Grants – Aligns business objectives with longer-term stockholder interests; and
►	Time-Based Equity Grants – Fosters retention by delivering more stable value and continuity of leadership.

ABM Industries Incorporated 2024 Proxy Statement vii

At-Risk Compensation

A significant portion of our executives’ compensation is at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”), which is tied to annual financial and individual performance measures; performance-based equity awards, which are paid only if performance metrics established at the beginning of the three-year performance period are met; and time-based equity awards. Approximately 88% of our CEO’s compensation is at risk. An average of approximately 78% of our other named executive officers’ (“NEOs”) compensation is at risk.

CEO COMPENSATION	NEO COMPENSATION

viii ABM Industries Incorporated 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

PROPOSAL 1—ELECTION OF TEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS
Nominees for Election to Serve as Directors for One-Year Terms Expiring in 2025
The Board of Directors
Corporate Governance
Identifying and Evaluating Nominees for Directors
Board Leadership Structure
Director Independence
The Board’s Oversight of Risk Management
The Board’s Role in Cybersecurity Risk Oversight
Environmental, Social and Corporate Governance
Mandatory Retirement
Outside Board Limits
Board Committees
Board and Committee Attendance in Fiscal Year 2023
DIRECTOR COMPENSATION FOR FISCAL YEAR 2023
2023 Non-Employee Director Compensation Elements
2023 Non-Employee Director Compensation Table
Non-Employee Director Deferred Compensation Plan
Director Stock Ownership Policy

ABM Industries Incorporated 2024 Proxy Statement 1

PROPOSAL 1—ELECTION OF TEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS

Proposal Summary

We are asking our stockholders to elect ten director nominees to serve on the Board for a one-year term and until their successors are duly elected and qualified. Information about the Board and each director nominee is included in this section. The number of directors is currently fixed at ten.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each director nominee. After consideration of each nominee’s qualifications, skills and experience, as well as his or her prior contributions to our Board, the Board believes that each nominee should continue to serve on the Board.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the Annual Meeting, one or more of the director nominees has become unavailable to serve, the shares represented by proxies will be voted for the remaining nominees and for any substitute director nominee or nominees designated by the Board unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve.

Director nominees are elected by stockholders by a majority of the votes cast. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast on the issue of that director’s election at a stockholder meeting as more fully described under “Questions and Answers About the Proxy Materials and the 2024 Annual Meeting” of this Proxy Statement. Any nominee standing for re-election who does not receive a majority of votes cast “for” his or her re-election will be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee will then make a recommendation to the Board as to whether the Board should accept the resignation, and the Board will decide whether to accept the resignation.

Nominees for Election to Serve as Directors for a One-Year Term Expiring in 2025

Quincy L. Allen	Director Since 2021	Age 63

Mr. Allen is former chief marketing officer of IBM Cloud at IBM Corporation (NYSE: IBM), an international technology solutions company, a position he held from 2015 until his retirement in 2018. Prior to joining IBM, Mr. Allen served as chief marketing and strategy officer at Unisys Corporation (NYSE: UIS), an international information technology services and consulting company, from 2012 to 2015. He previously served as chief executive officer of Vertis Communications, a direct marketing and advertising company, a position he held from 2009 to 2010. Prior to Vertis Communications, Mr. Allen held several leadership positions with Xerox Corporation, including serving as president of the Global Services and Strategic Marketing Group and president of Production Systems Group, as well as vice president of Xerox Corporation. Mr. Allen has served on the board of The ODP Corporation (Office Depot) (NASDAQ: ODP), a leading provider of products and services through an integrated business-to-business platform and omnichannel presence, since 2020, where he serves as a member of the Audit and the Corporate Governance and Nominating Committees; and Lumen Technologies Corporation (NYSE:LUMN), an international facilities-based technology and communications company, since 2021, where he serves as a member of the Audit and the Risk and Security Committees. He previously served on the boards of NCR Corporation (NYSE: NCR) from 2009 to 2012 and Gateway, Inc. from 2006 to 2007.

Mr. Allen’s qualifications to serve on the Board include his extensive operational and technology experience at major multinational technology services corporations, background in business development, cybersecurity, and leadership experience in the development and execution of sales and marketing strategies for multinational companies. Mr. Allen also brings public company experience to our Board that provides us with a broader market view of company-specific considerations that are relevant to ABM.

2 ABM Industries Incorporated 2024 Proxy Statement

LeighAnne G. Baker	Director Since 2018	Age 65

Ms. Baker is former senior corporate vice president and chief human resources officer of Cargill, Inc. (“Cargill”), a global food and agricultural company, a position she held from 2014 until her retirement in 2020. She served as a member of the executive team and was responsible for Cargill’s global human resources strategy and practices. Prior to joining Cargill in 2014, she served as executive vice president and chief human resources officer of Hertz Global Holdings, Inc. (NASDAQ GS: HTZ) from 2007 to 2014. Before joining Hertz, Ms. Baker was senior vice president, global human resources of The Reynolds & Reynolds Company, a leading provider of automotive dealer management systems, from 2005 to 2007. She also served in various management and leadership roles at The Timken Company from 1981 to 2005. Ms. Baker has served on the board of Pactiv Evergreen (NASDAQ: PTVE), one of the largest manufacturers of fresh food and beverage packaging in North America, since 2020, where she serves as chairwoman of the board, chair of the Compensation Committee and as a member of the Audit Committee.

Ms. Baker’s qualifications to serve on our Board include many years of executive experience for large enterprises, including direct experience in industries and end markets similar to ABM’s, during which she gained extensive expertise in global human resources management, leadership development and large-scale organizational change. Ms. Baker also brings her public company board experience that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

Donald F. Colleran	Director Since 2018	Age 68

Mr. Colleran is former president and chief executive officer/executive advisor of FedEx Express, a subsidiary of FedEx Corporation, a global provider of supply chain, transportation, business and related information services, a position he held from 2019 until his retirement in 2022. From 2017 to 2019, Mr. Colleran was executive vice president and chief sales officer of FedEx Corporation. He also served on the FedEx Corporation Strategic Management Committee, which sets the strategic direction for FedEx. Mr. Colleran joined FedEx in 1989, where he served in a variety of leadership roles including executive vice president, global sales of FedEx Services from 2006 through 2016. He has served on the board of EastGroup Properties, Inc. (NYSE: EGP), an equity real estate investment trust, since 2017, and as chairman of the board since 2023, and serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Colleran’s qualifications to serve on our Board include his extensive experience in a variety of leadership roles at a multinational company, through which he gained expertise in business, sales, and global operations matters. This experience enables him to contribute insights to ABM regarding complex global supply chain, logistics, sales and marketing strategies in the service industry. Mr. Colleran also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

ABM Industries Incorporated 2024 Proxy Statement 3

James D. DeVries	Director Since 2022	Age 60

Mr. DeVries is chairman of the board, president and chief executive officer of ADT Corporation (NYSE: ADT), having been appointed president in September 2017, chief executive officer in December 2018, and chairman of the board in September 2023. He previously served as executive vice president and chief operating officer of ADT from 2016 to 2017. Prior to joining ADT, Mr. DeVries served as executive vice president of Brand Operations at Allstate Insurance Company from 2014 to 2016, and as executive vice president and chief administrative officer from 2008 to 2014. Mr. DeVries has served on the board of ADT since 2018, where he serves on the Executive and the Nominating and Corporate Governance Committees; and on the board of Amsted industries Inc., a private diversified global manufacturer of industrial components serving primarily the railroad, vehicular and construction and building markets, since 2016, and as lead director since March 2023.

Mr. DeVries’ qualifications to serve on our Board include his extensive business and management experience leading a major company, including with respect to executive leadership strategies regarding enterprise risk management, financial management and capital allocation, human capital management and mergers and acquisitions. Mr. DeVries also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations from both executive management and board perspectives that are relevant to ABM.

Art A. Garcia	Director Since 2017	Age 62

Mr. Garcia retired in 2019 as the executive vice president and chief financial officer of Ryder System, Inc. (NYSE: R), a commercial fleet and supply chain management solutions company (“Ryder”), a position he had held since 2010. Previously, Mr. Garcia served as senior vice president, controller and chief accounting officer of Ryder from 2005 to 2010. Mr. Garcia joined Ryder in 1997 as senior manager of corporate accounting. He later served as director of corporate accounting and, subsequently, as group director of accounting services. Prior to joining Ryder, Mr. Garcia spent 14 years with the Miami office of the accounting firm Coopers & Lybrand LLP as senior manager of business assurance. Mr. Garcia has served on the board of Elanco Animal Health (NYSE: ELAN), a provider of products and services to improve animal health production in more than 90 countries around the world since 2019, and serves as a member of the Audit Committee and the Finance and Oversight Committee; American Electric Power (NASDAQ: AEP), an electric public utility company, delivering electricity and custom energy solutions, since 2019, where he serves as chair of the Audit Committee and a member of the Director & Corporate Governance, Finance, and Policy Committees; and Raymond James Financial, Inc. (NYSE: RJF), a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporation and municipalities, since 2023, where he serves as a member of the Risk Committee.

Mr. Garcia’s qualifications to serve on our Board include his extensive business, financial and management experience and his experience as the most senior financial officer of a publicly traded multinational company. Mr. Garcia brings valuable accounting, financial management, mergers and acquisitions, risk management, environment and climate, and supply chain experience to our Board and ABM, as well as public company experience that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

4 ABM Industries Incorporated 2024 Proxy Statement

Thomas M. Gartland	Director Since 2015	Age 66

Mr. Gartland is the chairman and chief executive officer of Montway Auto Transport, a privately held auto transport company since 2023. From 2011 to 2014, Mr. Gartland served as president, North America for Avis Budget Group, Inc., a leading global provider of vehicle rental services. Previously, he was executive vice president, Sales, Marketing and Customer Care at Avis Budget Group, Inc. from 2008 to 2011, where he developed the overall strategic direction for marketing and sales. Mr. Gartland was employed by JohnsonDiversey, Inc. from 1994 to 2008, in various high-level capacities, including as president of the company’s North American region from 2003 to 2008, vice president, Sales, Health and Hospitality from 2002 to 2003, vice president, Business Development from 1998 to 2002, with various positions of increasing responsibility within the company from 1994 to 1998. Prior to that, Mr. Gartland served as vice president and director of national accounts at Ecolab, Inc. from 1980 to 1994. Mr. Gartland has served on the board of directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR), a self-advised and self-administered REIT that invests primarily in premium full-service, lifestyle and urban upscale hotels, since 2015 and serves as chair of the Compensation Committee.

Mr. Gartland’s qualifications to serve on our Board include his extensive experience in senior executive positions at multinational companies in similar industries as ABM’s, including experience with respect to sales, operations, financial management, leadership, risk management, and mergers and acquisitions. He also brings public company board experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

Jill M. Golder	Director Since 2019	Age 61

Ms. Golder is former senior vice president and chief financial officer of the restaurant and gift store chain Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL), a position she held from 2016 until her retirement in 2020. She previously served in finance leadership roles at Ruby Tuesday, Inc. from 2013 to 2016, including as executive vice president and chief financial officer from 2014 to 2016. Ms. Golder served in progressively more responsible finance positions during her 23 years at Darden Restaurants, Inc., including senior vice president finance for Olive Garden, senior vice president finance of Smokey Bones, senior vice president finance of Specialty Restaurant Group and senior vice president finance of Red Lobster. Ms. Golder has served on the board of Sysco, Inc. (NYSE: SYY), a global leader in selling, marketing and distributing food and non-food products to restaurants, healthcare and educational facilities, lodging establishments and other customers around the world, since 2022, and serves as a member of the Audit, Sustainability, and Technology Committees; and MOD Superfast Pizza Holdings, LLC, a private company, since April 2021. She previously served on the board of IZEA Worldwide, Inc. (NASDAQ: IZEA), an influencer marketing technology company, in 2021, and from 2015 to 2019.

Ms. Golder’s qualifications to serve on our Board include her extensive financial experience in a variety of leadership roles at various multinational companies similar to ABM, where she managed the financial teams and oversaw business continuity planning, risk management and cybersecurity efforts. Ms. Golder also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

ABM Industries Incorporated 2024 Proxy Statement 5

Sudhakar Kesavan	Director Since 2012	Age 69

Mr. Kesavan is former chief executive officer and executive chairman of ICF International, Inc. (NASDAQ: ICFI), a leading provider of consulting services and technology solutions to government and commercial clients (“ICF International”). He served as chairman and chief executive officer from 1999 to 2019 and as executive chairman from 2019 until his retirement in 2020. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser, from 1997 to 1999. Mr. Kesavan serves on the boards of Cadmus Group and Dexis, serves as board member emeritus for Northern Virginia Technology Council and serves as a trustee of the Shakespeare Theater Company in Washington, DC.

Mr. Kesavan’s qualifications to serve on our Board include his leadership and operational experience gained from serving as a chief executive officer and director of another public company similar to ABM. Mr. Kesavan brings valuable experience leading both organic growth and acquisition activities, a thorough understanding of corporate governance, compensation expertise, and operations, industry, public company board, financial, mergers and acquisitions, government and government relations, and global operations experience to our Board.

Scott Salmirs	Director Since 2015	Age 61

Mr. Salmirs is president and chief executive officer of the Company, a position he has held since 2015. Previously, he served as executive vice president of the Company from 2014 to 2015, with global responsibility for the Company’s aviation division and all international activities. Mr. Salmirs served as executive vice president of ABM Janitorial Services – Northeast from 2003 to 2014. Prior to joining the Company, Mr. Salmirs held various leadership positions at Goldman, Sachs & Company (NYSE: GS), Lehman Brothers, Inc., and CBRE Group (NYSE: CBRE). Mr. Salmirs has served as a director of ICF International (NASDAQ: ICFI) since 2021, where he serves on the Governance and Nominating Committee and the Human Capital Committee. He also serves on the board of Outreach, a New York nonprofit organization dedicated to rehabilitating teens with substance abuse issues, is a founding board member of Donate Eight, a nonprofit group associated with LiveOnNY, and also serves on the Business Advisory Council for the business program at SUNY Oneonta.

Mr. Salmirs’ qualifications to serve on our Board include his experience in the facility services industry, and his knowledge of and perspective on the Company as its president and chief executive officer. Mr. Salmirs brings valuable leadership skills and operations, financial management, industry, mergers and acquisitions, sales and marketing, and global operations experience to the Board.

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Winifred (Wendy) M. Webb	Director Since 2014	Age 65

Ms. Webb founded Kestrel Corporate Advisors, an advisory services firm, counseling organizations on strategic business issues, including growth initiatives, digital marketing, board governance and investor relations, in 2013. From 2010 to 2013, she was managing director for Tennenbaum Capital Partners. Ms. Webb was a member of the corporate executive team for Ticketmaster from 2008 to 2010. She served for 20 years with The Walt Disney Company, from 1988 to 2008, in various senior positions including corporate senior vice president of investor relations and shareholder services, and governance outreach. She was also executive director for The Walt Disney Company Foundation. Before Disney, she held roles in investment banking. She has served on the board of directors of Wynn Resorts, Limited (NASDAQ: WYNN), a developer and operator of high-end hotels and casinos, since 2018, serving as chair of the Audit Committee; AppFolio, Inc. (NASDAQ: APPF), a technology leader powering the future of the real estate industry, since 2019, where she is chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee; and has served on the board of trustees of AMH (NYSE: AMH), a leader in the single-family home rental industry, since 2019, and is a member of the Human Capital and Compensation, and Nominating and Corporate Governance Committees. She also serves on the board of nonprofit Sun Valley Music Festival. She previously served on the boards of TiVo Inc. (2016), Jack in the Box Inc. (NASDAQ: JACK) (2008 to 2014), and nonprofit PetSmart Charities, Inc. (2014 to 2016). She served as co-chair of nonprofit WomenCorporateDirectors, LA/OC Chapter (2017 to 2020). Ms. Webb has been recognized as an NACD Directorship 100 honoree, a WomenInc. Most Influential Corporate Board Director, and a Directors & Boards Director to Watch.

Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies similar to ABM, and her experience in the global financial services industry. Ms. Webb brings valuable public company board, investor relations, communications, media and public relations, treasury, corporate governance, global operations, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets experience to our Board.

ABM Industries Incorporated 2024 Proxy Statement 7

The Board of Directors

Name and Principal Occupation	Age	Director since	Independent	Committee memberships
				AC	CC	GC	SER
Quincy L Allen Former Chief Marketing Officer of IBM Cloud, IBM Corporation	63	2021	Yes	✓			✓
LeighAnne G. Baker Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	65	2018	Yes		‡	✓
Donald F. Colleran Former President and Chief Executive Officer of FedEx Express, a subsidiary of FedEx Corporation	68	2018	Yes		✓		✓
James D. DeVries Chairman, President and Chief Executive Officer, ADT Corporation	60	2022	Yes		✓
Art A. Garcia Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	62	2017	Yes	‡*			✓
Thomas M. Gartland Chairman and Chief Executive Officer of Montway Auto Group; Former President, North America of Avis Budget Group, Inc.	66	2015	Yes		✓	‡
Jill M. Golder Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	61	2019	Yes	✓*		✓
Sudhakar Kesavan† Former Executive Chairman, ICF International, Inc.	69	2012	Yes			✓
Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	61	2015	No
Winifred (Wendy) M. Webb Founder, Kestrel Corporate Advisors; Former Senior Executive at Ticketmaster and The Walt Disney Company	65	2014	Yes	✓*			‡

Legend:

AC – Audit Committee: CC – Compensation Committee; GC – Governance Committee; SER – Stakeholder and Enterprise Risk Committee

†	Indicates Board Chair
‡	Indicates Committee Chair
*	Indicates Audit Committee Financial Expert

Corporate Governance

Our Board has adopted Corporate Governance Principles that reflect our commitment to sound corporate governance and the role of governance in building long-term stockholder value. Our Corporate Governance Principles, which include our independence standards, can be found on our website at http://investor.abm.com/corporate-governance.cfm. Other information relating to our corporate governance is also available on our website at the same address, including our Bylaws, our Code of Business Conduct, and the Charters of our Audit Committee, Compensation Committee, Governance Committee, and Stakeholder and Enterprise Risk Committee. These documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board will participate in this process, as appropriate. The Governance Committee does not have specific minimum qualifications that must be met for a potential candidate to be nominated to serve as a director of the Company. The Governance Committee periodically reviews the skills and types of experience that it believes should be represented on the Board in light of the Company’s current business needs and strategy. The Governance Committee then uses this information to consider whether all of the identified skills and experience are represented on the Board. Based upon its review, the Governance Committee may

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recommend to the Board that the expertise of the current members should be supplemented. The Governance Committee takes these factors into account when looking for candidates for the Board. Candidates recommended by the Governance Committee are subject to approval by the full Board. Our Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.

Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee is also responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience, backgrounds and perspectives, including the specific qualifications of industry knowledge; accounting, finance and capital allocation; management; leadership; business strategy and operations; corporate governance; other public board experience; and risk management, and also seeks diversity in its directors, including but not limited to diversity in the areas of race, ethnicity, national origin, gender, and age.

With individual members of the Board, the Governance Committee seeks individuals that have leadership in other organizations and have significant experience in a specific area or endeavor, and who understand the role of a public company director and can provide insights and practical wisdom based on their experience and expertise.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as professional search firms and the relationships of current directors. In the case of a search firm, the Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board. The Governance Committee generally provides the search firm with guidance as to the qualifications, qualities and skills that the Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Governance Committee’s consideration. When identifying new candidates for Board membership, the Governance Committee includes, and requests that any such search firm it engages include, highly qualified women and racially and ethnically diverse persons in the initial pool from which potential director candidates are chosen in accordance with the Corporate Governance Principles.

Candidates may also come to the attention of the Governance Committee through stockholders or other persons. The Governance Committee will consider such candidates on the same basis and in the same manner as it considers all director candidates. Stockholders wishing to submit candidates for election as directors should provide the names of such candidates to the Corporate Secretary, ABM Industries Incorporated, One Liberty Plaza, New York, New York 10006. See “Questions and Answers About the Proxy Materials and the 2024 Annual Meeting” for more information on submitting stockholder director nominations to the Company.

Our directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve. They are also expected to meet as frequently and spend as much time as necessary to properly discharge their responsibilities and duties as directors and to arrange their schedules so that other existing and planned future commitments do not materially interfere with their service as a director. Directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other public companies may not serve on the boards of more than one other publicly traded company. Other directors may not serve on the boards of more than three other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

Board Leadership Structure

The Company currently has separate persons serving as its Chairman and its Chief Executive Officer, in recognition of the differences between the two roles. The Chief Executive Officer (Mr. Salmirs) has general and active management over the business and affairs of the Company, subject to the control of the Board. The Chairman of our Board (Mr. Kesavan) is charged with presiding over all meetings of the Board and our stockholders, as well as providing advice and counsel to the Chief Executive Officer, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company’s General Counsel.

The Board believes that at this time, the separation of these roles is the most appropriate and effective leadership structure, because this structure best serves the Board’s ability to carry out its roles and responsibilities on behalf of ABM's stockholders, including the Board’s oversight of ABM's management and ABM's overall corporate governance. The Board also believes that the current structure allows our Chief Executive Officer to focus on most effectively managing ABM.

ABM Industries Incorporated 2024 Proxy Statement 9

Mr. Kesavan’s extensive management, operations, and leadership experience provides him with unique capabilities and insight, which are brought to bear in the performance of his responsibilities as Board Chairman. In particular, with respect to risk oversight, Mr. Kesavan is well positioned as a result of his risk management background of over 20 years as chief executive officer of another multinational public company. Mr. Kesavan leverages this knowledge and experience to provide leadership for the Board on the material risks facing ABM and to help guide the Board’s independent oversight of the Company’s risk exposures through his input in the Board’s meeting agendas and his facilitation of communications between the Board and management.

Director Independence

Our Corporate Governance Principles provide that a majority of our directors must be independent; Further, the Committee Charters for our Audit Committee, Compensation Committee, Governance Committee, and Stakeholder and Enterprise Risk Committee require all members be independent. Each year, our Governance Committee reviews the independence of each of our directors under applicable New York Stock Exchange (“NYSE”) listing standards and considers any current or previous employment relationships as well as any transactions or relationships between our Company and our directors or any members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under applicable NYSE listing standards or are otherwise inconsistent with a determination that the director is independent.

Our Governance Committee has affirmatively determined and recommended to our Board, and the Board has affirmatively determined, that each of our currently-serving directors and director nominees (including Messrs. Allen, Colleran, DeVries, Garcia, Gartland, and Kesavan and Mmes. Baker, Golder, and Webb) other than Mr. Salmirs, our Chief Executive Officer, is independent under applicable NYSE and Securities and Exchange Commission (“SEC”) rules and regulations.

The Board’s Oversight of Risk Management

Company management is responsible for day-to-day risk management activities, including the continuing development and implementation of our enterprise risk management (“ERM”) program. Our ERM processes are designed to work across the Company to assess, govern and manage risks identified by management in the short-, intermediate- and long-term and manage the Company’s responses to those risks. Management performs an annual risk assessment, which considers industry trends, benchmarks and internal surveys of key employees. In fiscal year 2023 the Company’s management again engaged an independent third-party expert to assist the Company in its enterprise risk identification and assessment processes. The third-party’s review included (i) potential future enterprise risks, (ii) feedback regarding management’s risk appetite and risk evaluation processes, and (iii) assistance in executing and evaluating the outcomes of the Company’s annual risk identification and assessment processes.

The Board, acting directly and through its committees, is responsible for the oversight of management’s ERM process and the Company’s risk management programs and processes generally, including oversight of the Company’s business to evaluate whether systemic risks are being addressed. The Board’s and its Stakeholder and Enterprise Risk Committee’s oversight of the ERM process includes providing input with respect to the risks identified in the ERM process, including changes in significant risks, identification and potential impacts of emerging risks, and discussions with management about how such risks are being mitigated by the Company. Management regularly provides reports to the Stakeholder and Enterprise Risk Committee, covering the ERM process and significant risks, including summaries of the findings and recommendations of third-party experts.

Our Stakeholder and Enterprise Risk Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s identification, evaluation and mitigation of strategic and operational risks, and relating to the Company’s ERM program. The Stakeholder and Enterprise Risk Committee also (i) oversees risks related to the Company’s programs, policies and practices relating to certain social issues, including, but not limited to, diversity, culture and inclusion, employee engagement, talent acquisition, development and retention, and health and safety, (ii) receives and reviews presentations on selected risk topics, including emerging risks, and (iii) provides oversight to management relating to stakeholder risks, including, but not limited to, risks related to social, environmental (including climate change, emissions tracking and energy consumption) and cybersecurity matters.

Our Audit Committee reviews and discusses guidelines and policies with respect to risk assessment and risk management, the Company’s major financial risk exposures (including risks relating to the Company’s accounting, reporting and financial practices, including financial controls) and the steps management has taken to monitor and

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control these exposures. The Audit Committee also assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

Our Compensation Committee reviews and assesses annually risks arising from the Company’s compensation policies and practices for its employees and whether any such risks are reasonably likely to have a material adverse effect on the Company, as further discussed in “Compensation Discussion and Analysis” later in this Proxy Statement.

Our Governance Committee reviews and assesses risks associated with board structure and other corporate governance policies and practices, and whether any such risks are reasonably likely to have a material adverse effect on the Company.

In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. Each committee reports regularly to the full Board on its activities, including on matters relating to risk oversight. In addition, the Board participates in regular discussions in executive sessions led by the Chairman of the Board, as well as with the Company’s senior management on many key subjects, including strategy, industry group performance, operations, information systems, finance, and legal.

The Board’s Role in Cybersecurity Risk Oversight

Enterprise cybersecurity risk management is an important focus of our Board. The Board reviews the Company’s cybersecurity programs and oversees the conduct of the Company’s business to evaluate whether the Company’s risks relating to cybersecurity are being addressed. ABM’s Chief Information Security Officer role is responsible for leading our information security policies, practices and architecture, which aim to deter, prevent and respond to cybersecurity risks. ABM’s Chief Information Officer and Chief Information Security Officer provide regular reports and updates at meetings of the Board throughout the year. Such reports cover the Company’s information technology cybersecurity training and awareness program, including NIST framework alignment, maturity road-mapping, summaries of internal cyber/phishing related trainings provided to employees, as well as the evolving cybersecurity threat landscape. Additionally, these reports may include summaries of mitigation plans (for example, disaster recovery, business continuity, crisis and incident response planning), as well as the testing or validation of the effectiveness of such plans both internally and via third-party subject matter experts.

Environmental, Social, and Governance

As one of the largest facilities services and solutions providers, we embrace our role in taking care of people, spaces and places. Guided by our mission and values, we seek to create a culture that integrates ethical, inclusive, and environmentally responsible business practices into our operations to support the long-term success of our business, stockholders, employees, and clients.

In 2023, our actions and achievements were focused on three key pillars which we believe are critical to the long-term success of our company:

•
Leading with honesty and integrity
•
Building a people-centered culture
•
Driving action on climate change

Leading with Honesty and Integrity

Since our inception more than 100 years ago, ABM has strived to engage in ethical business practices that prioritize our clients, employees, and reputational well-being, and enhance the communities in which we operate. We have implemented business and compliance policies, practices and reporting to enable us to operate ethically and responsibly in accordance with all applicable laws and for the benefit of our stakeholders, and we hold our partners and suppliers to the same high standards.

As part of the onboarding process, all new hires are provided ABM’s Code of Business Conduct, which details how we conduct business in a fair and lawful manner. Our Code of Business Conduct covers topics including conflicts of interest, duty of loyalty, gifts and gratuities, bribery and corruption and harassment and discrimination, among others. Our Code

ABM Industries Incorporated 2024 Proxy Statement 11

of Business Conduct sets forth our core values of respect, integrity, collaboration, innovation, trust, and excellence, and serves as a critical tool to help all of us recognize and report unethical conduct.

We reinforce these practices through an annual comprehensive training and certification program on our Code of Business Conduct for our Board and all our staff and management employees. ABM employees are provided with various channels to report violations of the Code of Business Conduct or applicable law.

We also maintain a Supplier Code of Conduct, reflecting the policies of ABM concerning compliance with applicable laws, respect for human rights, environmental conservation and the safety of products and services.

Leading with Honesty and Integrity – ESG Governance & Reporting

To advance the comprehensive development and execution of our strategy, we maintain an active dialogue with our clients, vendors, employees, investors, and the communities in which we live and work.

Our Board is responsible for overseeing the Company’s corporate governance practices, as well as material environmental and social matters. In addition to receiving individual reports on topics significant to the Company, our Board receives regular reports from meetings of its Stakeholder and Enterprise Risk Committee. The Stakeholder and Enterprise Risk Committee is responsible for the oversight of (i) certain social matters, including, but not limited to, diversity, culture and inclusion, employee engagement, talent acquisition, development and retention, (ii) health and safety, (iii) certain environmental issues, including, but not limited to, climate change, emissions tracking and energy consumption, and (iv) the Company’s identification, evaluation and mitigation of strategic and operational risks. Our Board also receives regular reports from meetings of its Governance Committee, which is responsible for oversight of our Company’s corporate governance practices.

Since 2011, we have voluntarily published an ESG Impact Report on an annual basis, which aligns with the Global Reporting Initiative framework and the disclosure framework of the Sustainability Accounting Standards Board. Additional information about our performance and progress can be found in the corporate sustainability section of our corporate website.

Building a People-Centered Culture

With a widely distributed workforce of approximately 123,000 employees serving over 20,000 clients across multiple geographic regions, ABM’s culture, and the team member experience it supports, plays a vital role in attracting, retaining, and engaging talent and delivering on the performance objectives of the Company.

ABM is cultivating its culture as an increasingly welcoming and inclusive place to work for our employees. Grounded by our mission and guided by our values, we actively seek to employ individuals from all backgrounds with the talent, experience, and compassion that enable us to deliver for those we serve.

In 2023, ABM fostered the establishment of ABM’s first team member Impact Groups. Open to all ABM employees, ABM Impact Groups aim to promote the sharing and acceptance of varied ideas and perspectives, and positive change in the workplace and beyond. Women at ABM and Veterans at ABM launched in 2023, with additional groups planned in the coming years.

This past year, ABM also initiated its first inclusion team member training program across the enterprise to inspire a more inclusive experience for our employees.

Through these efforts, ABM was recognized among the Fair360 DiversityInc List of Noteworthy Companies in 2023 and the Top 25 Companies to Work For Latinos by Latino Leaders magazine.

Additionally, ABM is an Equal Opportunity and Affirmative Action employer in compliance with the requirements of Executive Order 11246 of the Rehabilitation Act of 1973 and the Vietnam Era Veterans’ Readjustment Assistance Act.

Delivering a safe workspace where our people feel valued and able to develop their potential is one of our main drivers to make a difference, and the cornerstone of our comprehensive risk management and safety program is safety awareness. Our “Think Safe” approach to safety includes establishing a safety mindset from day one of employment. This safety culture is continuously reinforced through daily moments for safety messaging, relevant monthly training topics, and unique programs and materials created for our employees.

Our online training platform, ABMUniversity, provides our staff and management with access to a wide range of training courses, videos, reference material, and other tools. Our frontline employees also receive on-the-job training to enable them to execute their functions for our clients.

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In 2023, we expanded our successful frontline leadership training program, which first launched enterprise-wide in 2022. The goal of this program is to develop the management and coaching skills of frontline supervisors to improve the employee experience, create an environment for career growth, and improve employee retention rates across the organization.

Driving Action on Climate Change

We recognize our role in reducing negative impacts on the environment and we regularly work to improve our environmental reporting processes. ABM plays an important role in creating environmental solutions for our clients and we are developing eco-friendly practices across our enterprise to reduce the environmental impact of our clients and our own operations.

Through our wide and growing range of environmentally-mindful product and service offerings, we seek to help our clients optimize their operations, reduce their environmental footprint, and meet their environmental goals. With our ABM GreenCare™ program leading the way, we provide clients with cleaning products and methods that minimize environmental impacts, optimize waste management and recycling, and provide water conservation and energy reduction services, among other benefits.

Further, as one of the largest providers of electric vehicles (“EV”) charging design, installation, management, and maintenance in North America, ABM is a critical driver of supporting the demand for EV capacity while helping build a resilient EV infrastructure.

Our EV offerings were further strengthened in 2023 with the introduction of ABM’s first branded EV charger equipment and cloud-based network, as well as the completed acquisition of RavenVolt, a U.S. national leader in microgrid energy solutions. The Company’s significant role in leading the adoption of EV charging and efficient energy solutions in the United States was recognized with the SEAL Awards’ Sustainable Service Award in 2022 and 2023.

ABM’s advancement in its environmental sustainability goals were further recognized in 2023, with ABM being named among Newsweek’s America’s Most Responsible Companies and Barron’s 100 Most Sustainable Companies.

Mandatory Retirement

The Board has adopted a retirement policy for directors who attain the age of 73, subject to waiver by the Board if the Governance Committee and Board each deem a director’s continued service is in the best interests of the Company.

Outside Board Limits

We limit the number of other public company boards our directors may join to ensure that our directors are able to rigorously prepare for and participate in Board and Committee meetings. Directors who are full-time employees of the Company or who serve as chief executive officers or equivalent positions at other public companies may not serve on more than one other board of a publicly traded company. Other directors may not serve on more than three other boards of public companies. Any director seeking to join the board of directors of another public company or for-profit organization must first notify the Governance Committee before accepting an invitation to serve on another board.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Stakeholder and Enterprise Risk Committee. Each committee is composed solely of independent directors, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, meets regularly in executive session, annually evaluates its performance and has the authority to retain outside advisors. Annually, or more frequently, as needed, our Governance Committee reviews committee assignments and makes recommendations to the Board with respect to committee membership, taking into consideration each director’s qualifications and the desire to refresh committee membership. The primary responsibilities of each committee, as well as membership of each committee, as of the date of this Proxy Statement, are summarized below. Each committee is governed by a charter, which sets forth the applicable responsibilities for each committee. For more information, see the committee charters on the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

ABM Industries Incorporated 2024 Proxy Statement 13

Audit Committee

Art A. Garcia, Chair Quincy L. Allen Jill M. Golder Winifred M. Webb	Key Oversight Responsibilities

	•	Appointment, compensation, retention and oversight of the work of the independent auditor, including review of audit/nonaudit services provided
	•	Scope and results of the independent auditor’s audit
	•	Review of financial reporting activities, including quarterly and annual financial statements, and accounting standards/principles used
	•	Internal audit functions
	•	Disclosure controls and internal controls

The Board has determined that each member of the Audit Committee is independent and financially literate and that Mr. Garcia, Ms. Golder and Ms. Webb each qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee met eight times in fiscal year 2023.

Compensation Committee

LeighAnne G. Baker, Chair Donald F. Colleran James D. DeVries Thomas M. Gartland	Key Oversight Responsibilities

	•	Recommend CEO compensation to the full Board and conduct performance evaluation
	•	Approve other non-CEO executives’ compensation
	•	Approve equity plans and awards
	•	Review of compensation structure
	•	Approve executive employment and severance agreements

The Compensation Committee met six times in fiscal year 2023.

Governance Committee

Thomas M. Gartland, Chair LeighAnne G. Baker Jill M. Golder Sudhakar Kesavan	Key Oversight Responsibilities

	•	Director recruitment
	•	Corporate governance
	•	Board committee structure, membership and evaluations of Board and committees
	•	Director compensation
	•	Board succession planning

The Governance Committee met six times in fiscal year 2023.

Stakeholder and Enterprise Risk Committee

Winifred M. Webb, Chair Quincy L. Allen Donald F. Colleran Art A. Garcia	Key Oversight Responsibilities

•

Social matters, including, but not limited to, diversity, culture and inclusion, employee engagement, talent acquisition, development and retention, and health and safety, and risks related to such matters

	•	Environmental issues, including, but not limited to, climate change, emissions tracking and energy consumption
	•	Oversee the preparation and publication of the Company’s ESG Impact Report
	•	Assist the Board in its oversight of the Company’s enterprise risk management program
	•	Assist the Board in fulfilling its oversight responsibilities relating to the Company’s identification, evaluation and mitigation of strategic and operational risks

The Stakeholder and Enterprise Risk Committee met four times in fiscal year 2023.

14 ABM Industries Incorporated 2024 Proxy Statement

Board and Committee Attendance in Fiscal Year 2023

During fiscal year 2023, the Board held six meetings. During fiscal year 2023, the Board’s four committees (Audit, Compensation, Governance, and Stakeholder and Enterprise Risk), held a collective total of 24 meetings. Each director attended 100% of the total number of meetings of the Board and committees of which he or she was a member during the period he or she served during fiscal year 2023.

Our Board meets in executive session during each regularly scheduled Board meeting, with the Chairman of the Board presiding at such executive sessions, and may meet in executive session during specially called meetings.

We do not have a policy regarding directors’ attendance at our annual meetings of stockholders; however, all directors are encouraged to attend. All of our directors attended the 2023 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2023

ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to chairing or serving on a committee, and equity grants. ABM also reimburses its directors for out-of-pocket expenses incurred in attending Board and Committee meetings. Equity awards to non-employee directors in fiscal year 2023 were granted under our stockholder-approved 2021 Equity and Incentive Compensation Plan. The Governance Committee reviews the compensation of non-employee directors periodically and recommends changes to the Board whenever it deems appropriate. Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent consultant, periodically provides information regarding non-employee director compensation to the Governance Committee. No changes were made to non-employee director compensation in fiscal year 2023. Directors who retire pursuant to our Director Retirement Policy typically receive an additional cash payment in lieu of the annual equity grant equal to the prorated value of the equity grant to the date of retirement. The following table describes the components of the non-employee director compensation program in effect during 2023.

2023 Non-Employee Director Compensation Elements

Compensation Element	2023 Compensation Program
Annual Board Cash Retainer	• $175,000 for Chairman of the Board • $85,000 for other non-employee directors
Annual Board Equity Retainer	• $180,000 for Chairman of the Board (vesting one year from grant date) • $150,000 for other non-employee directors (vesting one year from grant date)
Board and Committee Meeting Attendance Fees	None
Annual Committee Member Cash Retainer* *The Chairman of the Board does not receive a separate retainer for Committee memberships	• $20,000 for Audit members • $12,500 for Compensation members • $10,000 for Governance members • $10,000 for Stakeholder and Enterprise Risk members
Annual Committee Chair Additional Cash Retainer	• $15,000 for Audit Chair • $10,000 for Compensation Chair • $10,000 for Governance Chair • $10,000 for Stakeholder and Enterprise Risk Chair

ABM Industries Incorporated 2024 Proxy Statement 15

2023 Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Name*	($)	($)	($)	($)
Quincy L. Allen	110,833	149,999	6,368	267,200
LeighAnne G. Baker	117,500	149,999	2,529	270,028
Linda Chavez(4)	44,792	-	47,486	92,278
Donald F. Colleran	107,500	149,999	2,529	260,028
James D. DeVries	92,292	149,999	2,843	245,134
Art A. Garcia	130,000	149,999	13,045	293,044
Thomas M. Gartland	118,000	149,999	12,262	280,261
Jill M. Golder	115,000	149,999	2,529	267,528
Sudhakar Kesavan(5)	175,000	179,971	3,035	358,006
Winifred M. Webb	125,000	149,999	9,835	284,834

*Mr. Salmirs is a member of the Board and President and Chief Executive Officer of ABM. His compensation for fiscal year 2023 is reported in the 2023, 2022 and 2021 Summary Compensation Table and other sections of this Proxy Statement. In fiscal year 2023, Mr. Salmirs did not receive any compensation for his service on the Board.

(1)
Amount includes annual Board cash retainers, Committee member cash retainers, and Committee chair additional cash retainers.
(2)
The value of stock awards shown in the “Stock Awards” column is based on the grant date fair value computed in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price per share of the Company’s common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last held annual meeting of stockholders receives a prorated grant of restricted stock units (“RSUs”) based on the date that he or she joined the Board. In addition, each non-employee director who was expected to continue on the Board after the 2023 annual meeting of stockholders received an annual grant on January 5, 2023. For each then-current director, with the exception of Mr. Kesavan, the grant for 2023 on January 5, 2023 was 3,288 RSUs, which was calculated by dividing $150,000 by $45.62. For Mr. Kesavan, the grant for 2023 on January 5, 2023 was 3,945 RSUs, which was calculated by dividing $180,000 by $45.62. RSUs held by each then-current director as of October 31, 2023, including RSUs that have been deferred under the Deferred Compensation Plan for Non-Employee Directors, were: Mr. Allen, 9,348; Ms. Baker, 3,336; Mr. Colleran, 3,336; Mr. DeVries, 4,605; Mr. Garcia, 18,332; Mr. Gartland, 17,278; Ms. Golder, 3,336; Mr. Kesavan, 4,002; and Ms. Webb, 13,166.
(3)
Amounts shown include value of dividend equivalents (“DEUs”) credited in fiscal year 2023 with respect to RSUs held by non-employee directors, including deferred RSUs under the ABM Deferred Compensation Plan for Non-Employee Directors. DEUs are settled in Company stock when the underlying RSUs vest. For Ms. Chavez, the amount shown also includes: $37,500 cash payment in lieu of a prorated equity award and a $5,000 donation to an organization designated by Ms. Chavez.
(4)
Ms. Chavez retired from the Board effective March 22, 2023.
(5)
Chairman of the Board.

Non-Employee Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and fees until they cease to be members of the Board, or to specified withdrawal dates (at least three years after their election), in accordance with the terms of the Director Deferred Compensation Plan. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. In addition, the Director Deferred Compensation Plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date.

16 ABM Industries Incorporated 2024 Proxy Statement

Director Stock Ownership Policy

Our Director Stock Ownership Policy requires directors to hold common stock (including unvested or deferred RSUs) having a value equivalent to five times his or her annual cash retainer within five years of becoming a director. Under this policy, directors who are not at their targeted stock ownership level within the five-year period must hold at least 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan or the 2021 Equity and Incentive Compensation Plan or acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price. All directors are either at or above the targeted stock ownership levels or are still within the initial five-year period.

Pursuant to our anti-hedging and pledging policy, our directors are not permitted to hedge or pledge shares of ABM’s common stock.

ABM Industries Incorporated 2024 Proxy Statement 17

EXECUTIVE COMPENSATION

PROPOSAL 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Philosophy and Practices
How We Compensated Our NEOs in 2023
Other Compensation and Governance-Related Matters
Compensation Committee Report
Additional Information About Executive Compensation
2023, 2022 and 2021 Summary Compensation Table
Grants of Plan-Based Awards During Fiscal Year 2023
Outstanding Equity Awards at 2023 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2023
Nonqualified Deferred Compensation in Fiscal Year 2023
Potential Post-Employment Payments
2023 CEO Pay Ratio
Pay versus Performance

18 ABM Industries Incorporated 2024 Proxy Statement

PROPOSAL 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Proposal Summary

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation policies and practices as described in the Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. At our 2023 annual meeting of stockholders, our stockholders voted to conduct this advisory vote on an annual basis. Accordingly, the Company has determined to submit an advisory vote on our executive compensation to our stockholders at each annual meeting.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the following resolution:

RESOLVED—that the stockholders approve, on an advisory basis, the compensation of the Company’s executives named in the 2023, 2022 and 2021 Summary Compensation Table, as disclosed in the Company’s 2024 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the preceding resolution. Your vote is advisory and so it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

ABM Industries Incorporated 2024 Proxy Statement 19

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other executive officers named in the 2023, 2022 and 2021 Summary Compensation Table (collectively, our “NEOs”).

Our Compensation Committee (referred to as the “Committee” in this section of the Proxy Statement) oversees all aspects of our NEO compensation. Our NEOs for fiscal year 2023 are:

•	Scott Salmirs, President and Chief Executive Officer
•	Earl R. Ellis, Executive Vice President and Chief Financial Officer
•	Joshua H. Feinberg, Executive Vice President and Chief Strategy and Transformation Officer
•	Rene Jacobsen, Executive Vice President and Chief Operating Officer
•	Andrea R. Newborn, Executive Vice President, General Counsel and Corporate Secretary

OUR COMPENSATION PHILOSOPHY AND PRACTICES

Compensation Philosophy

Our objective is to design an executive compensation program that encourages all of our leaders to produce strong financial results and create sustainable long-term value for our stockholders. To achieve this, we:

•
use evaluation criteria that include both internally measured performance (represented by our performance against our financial targets) and externally measured performance (represented by relative total stockholder return);
•
place significant weight on long-term equity compensation, thereby tying a substantial amount of total compensation of our executives to the achievement of sustained stockholder value creation; and
•
provide a mix of short-term annual cash incentive compensation and long-term performance-based equity compensation.

Best Practices

The following are some of the best practices we employ in our compensation program.

•
At-Will Employment. We do not have fixed-term employment agreements with our NEOs.
•
Clawback Policy. We maintain a clawback policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former executive officer in the event of an accounting restatement, in accordance with such policy.
•
Special Forfeiture Rights (Enhanced Clawback Policy). Our incentive award terms and conditions provide that, in the event of an employee’s serious misconduct, outstanding awards will be forfeited and certain amounts paid and received by employees will be recoverable by the Company.
•
No Single-Trigger Change-in-Control Payments. We utilize double-trigger change-in-control provisions.
•
No Tax Gross-Ups. We do not have tax gross-ups.
•
No Hedging or Pledging. We prohibit hedging and pledging of Company stock.
•
Stock Ownership Guidelines and Retention Requirements. We require significant stock ownership and retention by our executive officers.
•
Limited Perquisites. Our executive officers receive limited perquisites.
•
No Unearned Dividends or Dividend Equivalents. Our executive officers receive dividend equivalents on equity awards only to the extent that the awards are earned

20 ABM Industries Incorporated 2024 Proxy Statement

Fiscal 2023 Overview Impact on Executive Compensation

Fiscal year 2023 represented a return to a more normal operating environment after the peak of the pandemic. As such, the Board and management team focused on ensuring the Company was well-positioned and appropriately resourced to build on its strengths and capture growth opportunities.

2023 Company Performance
•
Grew total revenue 3.7% to $8.1 billion, comprised of organic growth of 2.4% and growth from acquisitions of 1.3%. Organic growth largely reflected strong results in Aviation, Manufacturing & Distribution and Education, including several new large customer wins, partially offset by soft commercial real estate markets.
•
Posted net income of $251.3 million, adjusted EBITDA of $529.1 million(1) and a full-year adjusted EBITDA margin of 6.8%(1). These solid results were aided by price increases and cost controls which helped to mitigate the impact of significantly higher labor-related costs.
•
$57 million in dividends to stockholders, marking 231 consecutive quarters of dividend payments and over 50 years of annual dividend increases.

Pay Governance and Philosophy
•
Provide compensation plans with a significant portion of the total pay at-risk in short- and long-term incentives and a greater emphasis on the long-term plans, and payouts based on achievements of financial and non-financial objectives.
•
Maintain policies that promote good governance and serve the interests of our stockholders, including policies on anti-pledging, anti-hedging, insider trading, stock ownership guidelines for executives and clawbacks.
•
Follow best practices such as maximum caps on our short- and long-term incentive plans, a combination of relative and absolute performance metrics in our performance share program, multi-year vesting of our time-based stock awards, and no guaranteed base salary increases.
•
Hold an advisory say-on-pay vote on an annual basis, with a proven track record of investor support of executive compensation plans.
•
Pay programs align our executives' compensation with strategic goals while motivating and retaining executives critical to our future success and long-term performance.
•
A significant portion of our executives' compensation is at-risk, with approximately 88% of our CEO's compensation and approximately 78% of our other NEO's compensation tied to short- and long-term incentive plans.
•
Pay levels are set commensurate with performance and intended to attract and retain high quality executive talent, with our total target pay approximating the peer median.
•
Committee engages an independent compensation consultant to advise on internal pay equity among executives, pay-for-performance alignment and external market competitiveness, including peer analyses.

NEO 2023 Pay
•
Base salaries reflect each NEO's role, responsibility, experience, individual performance and market conditions, without automatic or guaranteed increases.
•
Corporate goals under the Company’s annual cash incentive program were achieved at target payout for revenue and below target for adjusted net income(1) and for safety, each based on performance targets aligned to the fiscal year 2023 budget goals. Personal objectives for the NEOs were achieved at above target performance, ranging between 125% and 150% of target, reflecting significant progress against ELEVATE related initiatives.
•
Long-term equity incentives were awarded in January 2023, with (i) more than a majority (75%) granted in the form of three-year performance-based shares tied to adjusted EBITDA (as originally approved by the Committee on the grant date to exclude results associated with certain acquisitions) (“M&A adjusted EBITDA(1)”) and organic revenue(1), along with a relative-total stockholder return (“TSR”) modifier on a scale of 80% to 120% of the earned award and (ii) the remainder (25%) granted in the form of time-based RSUs, with both awards earned over a three-year period.

ABM Industries Incorporated 2024 Proxy Statement 21

•
Our 2021–2023 Performance Share Plan for NEOs, which commenced with the 2021 fiscal year, used performance metrics comprised of M&A adjusted EBITDA(1) and organic revenue(1), and covered three one-year performance periods from November 1, 2020, through October 31, 2023. Achievement under the 2021–2023 Performance Share Program corporate metrics resulted in an earned award at 110% of target. After application of the 104% TSR modifier accounting for the Company’s ranking in the 55th percentile of S&P Composite 1500 Services & Supplies Index companies, final payout for the 2021-2023 Performance Share Program was at 115% of target.

Why you should support Say-on-Pay Proposal
•
ABM executed well, overcoming significant weakness in the commercial real estate market and labor-related pressures to deliver solid revenue growth and improved margins, while at the same time continuing to advance its ELEVATE transformation initiatives.
•
The Company’s 2023 incentive payouts reflected our achievement in motivating our executives and other employees to achieve operational and financial goals that support our long-term business objectives and strategic priorities, and, in the case of the 2023 annual cash incentive, were paid on the basis of the collective achievement of its 2023 financial targets.
•
We are committed to pay programs that align the strategic priorities of management with the interests of stockholders and also serve to attract, motivate and retain a high-quality management team focused on ABM's strategy execution. ABM measures its progress against strategic priorities over the long-term, based primarily on financial metrics relating to revenue growth, profitability, cash flow and total shareholder returns.

(1)
Adjusted EBITDA, adjusted EBITDA margin, adjusted Net Income, M&A adjusted EBITDA and organic revenue are non-GAAP financial measures. Reconciliations of these financial measures to the nearest GAAP financial measures or definitions of these measures are set forth in Appendix A to this Proxy Statement.

Pay-for-Performance Alignment

The following graph provides a historical realizable pay-for-performance analysis for ABM’s CEO against the Company’s 2023 peer group for 2020–2022. The Company’s relative pay and performance were broadly aligned over the period, with the relative TSR performance at the 39th percentile of the group and CEO realizable pay at the 61st percentile of the group.

Peer Group Pay vs. Comprehensive Performance Analysis
Three-Year CEO Realizable Pay
Potential misalignment:
Low performance/ high pay
ABM
Potential misalignment:
High performance/ low pay
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
Three-Year CEO Realizable Pay Percentile
TSR Performance Percentile

22 ABM Industries Incorporated 2024 Proxy Statement

Fiscal Year 2022 “Say-on-Pay” Vote Results

In March 2023, our say-on-pay proposal received 97% approval by our stockholders. The Committee and management are committed to continually strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program to support driving the right behaviors for sustainable success, aligning with best practices in corporate governance and reflecting the interests of our stockholders and stakeholders. The Committee and management use the annual say-on-pay vote as a guidepost for stockholder perspective and believe that this result indicates that our programs are aligned with stockholders’ interests.

Compensation Decision Process

Role of the Compensation Committee

The Committee is responsible for the design of the Company’s executive compensation program, and for reviewing the overall effectiveness of our executive compensation program to ensure the design achieves our objectives. The Committee:

•
approves CEO annual performance objectives and evaluates the CEO’s annual performance in light of such objectives;
•
approves our compensation market analysis process, as well as the companies used for compensation and design comparison purposes;
•
approves performance metrics for our annual and long-term incentive compensation programs;
•
follows a comprehensive goal setting process to ensure rigorous and fair goals are established under both our annual and long-term incentive plans;
•
approves non-CEO executive officer compensation, based on recommendations from the CEO; and
•
performs an annual evaluation of risk as it pertains to our Company-wide incentive compensation plans and programs.

Based on the Committee’s assessment of the CEO’s performance achievement against his performance objectives, the Committee recommends CEO compensation to the independent members of our Board. This recommendation includes base pay level, cash incentive compensation and equity awards. All elements of CEO pay are approved by the Board, with Mr. Salmirs recusing himself.

The Committee generally has the authority to delegate its authority to subcommittees or the Chair of the Committee, as well as to officers of the Company, when it deems appropriate and in the best interests of the Company. The Committee has delegated authority to the chief executive officer to determine and approve equity awards for non-executive officer employees of the Company.

Role of Compensation Consultants

The Compensation Committee’s consultant at the beginning of the fiscal year, Semler Brossy, advised the Committee on 2023 compensation matters including the 2023 Compensation Comparator Group. Later in the fiscal year, the Committee initiated a request-for-proposal process with multiple external firms to select its next independent compensation consultant. After an extensive review and interview process, the Committee engaged Pay Governance to serve as its independent compensation consultant. The Committee takes into consideration the advice of its independent consultant to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Services provided by the consultant to the Committee relating to executive compensation include: attend Committee meetings to present and offer independent recommendations, insights and perspectives on executive compensation matters; assess our Compensation Comparator Group (“CCG”) used for compensation decisions; assess how our executive compensation program aligns with pay for performance; review targeted pay levels and the mix of principal compensation components for the CEO and other NEOs; advise on annual and long-term incentive design and plan structure, performance goals, award opportunities and vesting conditions; and update the Committee on emerging trends and best practices in the area of executive compensation. The Committee meets multiple times throughout the year with the compensation consultant in executive session without management present. The compensation consultant works for the Committee and, with the approval of the Committee, has also provided services to the Governance Committee in connection with director compensation matters. Semler Brossy and Pay Governance do not provide any other services to the Company. The Committee has determined Pay Governance to be independent from management and that its engagement did not present any conflicts of interest. From time to time, the Committee may engage other consultants and advisors in connection with various compensation and benefits matters.

ABM Industries Incorporated 2024 Proxy Statement 23

The Company’s management retains Willis Towers Watson as its primary compensation consultant to advise on program design, apprise management of evolving practices and trends, and perform other consulting services as needed.

Role of the CEO

The CEO makes recommendations to the Committee on the base salary, annual cash incentive targets, and equity awards for all executive officers other than himself. These recommendations are based on his assessment of each executive officer’s performance during the year and his review of, among other things, competitive market data and analysis of each specific executive’s role.

Use of Market Data and Our Compensation Comparator Group

The Committee uses compensation at our comparator group as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with Pay Governance, the Committee regularly reviews the various criteria by which it selects the Company’s Compensation Comparator Group. Companies in our CCG are generally selected with reference to the following criteria:

•
companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, and cleaning;
•
companies in other industries that have a high ratio of employees to revenue or market capitalization; and
•
companies that generate annual revenue comparable to ABM.

The Committee’s decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the CCG. The Committee believes that this proxy data provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those which we seek in our executives. Compensation for our executives is typically managed within the ranges of compensation paid by companies in the CCG. While the Committee normally references the CCG median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and attract and retain executive talent. The Committee places significant weight on individual job performance, experience, compensation history, future potential, internal comparisons, affordability, retention risk, and in the case of executives other than the CEO, the CEO’s recommendations.

2023 COMPENSATION COMPARATOR GROUP
Aramark ArcBest Corporation The Brink’s Company Brightview Holdings C. H. Robinson Worldwide, Inc. Cintas Corporation Comfort Systems USA, Inc.	Cushman & Wakefield plc EMCOR Group, Inc. Insperity, Inc. Iron Mountain Incorporated J.B. Hunt Transport Services, Inc. Kelly Services, Inc.	Republic Services, Inc. Robert Half International Inc. Stericycle, Inc. TrueBlue, Inc. United Rentals, Inc. Werner Enterprises, Inc.

In October 2022, the Committee reviewed the CCG and determined to make no changes for fiscal year 2023.

Elements of Compensation

The material components of our executive compensation program and their purposes and characteristics are summarized below.

24 ABM Industries Incorporated 2024 Proxy Statement

Pay Element	Description and Purpose	Link to Business and Strategy
Base salary – payable in cash	• Fixed compensation, designed to recognize individual responsibilities, performance, leadership skills and time in role; annual review and adjustment, if appropriate	• Competitive base pay intended to attract and retain strong executive talent capable of leading the Company in our dynamic and competitive environment
Annual short-term incentives – payable in cash	• Variable, at-risk compensation designed to reward annual performance related to Company key financial and operational measures as well as individual objectives
•
Design of short-term incentives is evaluated annually for alignment with Company strategy; metrics are focused on financial and individual performance targets aligned with short-term company objectives

Long-term incentives – structured as equity awards, settled in Company stock
•
Variable, at-risk compensation that consists of a mix of performance-based and time-based equity awards; designed to motivate and retain our NEOs to achieve the Company’s long-term goals aligning them with the interests of our stockholders
• Programs are evaluated annually for alignment with achievement of Company’s long-term strategic objectives; metric selection aligned with achieving business strategy and priorities in the long-term

Using the elements of compensation described above, we structure our program in a way that places a significant portion of our executives’ compensation at risk. At-risk compensation includes: annual cash incentive compensation (“Bonus”) that is tied to annual financial, safety and individual performance measures; performance-based equity awards that are paid only if performance metrics established at the beginning of the three-year performance period are met (“PSs”); and time-based equity awards ("RSUs" together with PSs, “LTIs”). As reflected in the charts below, approximately 88% of our CEO’s compensation is at risk. Approximately 78% of our other NEOs’ compensation is at risk.

CEO COMPENSATION	NEO COMPENSATION

HOW WE COMPENSATED OUR NEOS IN 2023

2023 Base Salary

The Committee reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year, and as needed, in connection with recruitment, promotions or other changes in responsibilities that occur during the year. Base salary amounts affect potential annual cash performance incentive payments and equity award grant amounts, since these other compensation elements are based on a percentage of base salary. The following table shows each NEO’s 2022 and 2023 base salaries as of January 1 of each fiscal year. Annual changes in base salary typically become effective on January 1.

ABM Industries Incorporated 2024 Proxy Statement 25

Named Executive Officer	2022 Annual Base Salary	2023 Annual Base Salary
Scott Salmirs	$1,000,000	$1,000,000
Earl R. Ellis	$630,000	$630,000
Joshua H. Feinberg	$575,000	$600,000
Rene Jacobsen	$700,000	$700,000
Andrea R. Newborn	$550,000	$575,000

2023 Annual Cash Incentive Compensation

Each year, the Committee reviews the Company’s strategic and financial plan and key business objectives to align the annual cash incentive program (“CIP”) with the achievement of the Company’s goals. The metrics in the CIP have been selected to focus on driving sustainable, long-term value for our stockholders, as demonstrated by financial, safety and strategic goal achievement.

The Committee reviews the design, metrics and performance level requirements for the CIP annually, establishes the relative weightings of Financial Objectives, Safety Objectives and Personal Objectives for the CEO and all NEOs at the beginning of the year, and evaluates performance achieved against the objectives to determine cash payouts earned under the CIP.

Each of our NEOs was eligible to earn an annual cash incentive award under the CIP in fiscal year 2023.

2023 Financial and Safety Objectives for the CIP

For 2023, the Committee set Financial Objectives to recognize top-line growth and bottom-line profitability, with potential for negative adjustment to ensure acceptable margin. The Committee also set 2023 Safety Objectives to drive continued improvement on key measures of workplace safety.

2023 Personal Objectives for the CIP

For 2023, the Committee established Personal Objectives for the CEO in consultation with our full Board that aligned with the Company’s most critical strategic priorities for the year and that were set at the beginning of the fiscal year. The CEO also worked with each NEO to establish Personal Objectives for each such NEO aligned to his or her most critical priorities for the year, which reflect the unique role of each NEO, and that were set at the beginning of the fiscal year.

Bonus Targets and CIP Performance Objectives Weighting

The target and maximum bonus opportunities for each NEO, expressed as a percentage of his or her base salary on October 31, 2023, are set forth in the following table. The relative weights of the Performance Objectives for each NEO are: Financial Objectives, 75% (potential funding at 0% to 200%); Safety Objectives, 10% (potential funding at 0% to 200%); and Personal Objectives, 15% (potential funding at 0% to 150%). Payout can range from 0% to 192.5% of target.

2023 Annual Cash Incentive Program

	Cash Bonus as a Percent of Salary
	Target Bonus Opportunity as Percentage of Salary	Maximum Bonus Opportunity as Percentage of Salary
Named Executive Officer
Scott Salmirs	150%	289%
Earl R. Ellis	125%	241%
Joshua H. Feinberg	125%	241%
Rene Jacobsen	125%	241%
Andrea R. Newborn	70%	135%

26 ABM Industries Incorporated 2024 Proxy Statement

Funding Levels and Payouts Under CIP for NEOs in 2023

The Company’s financial and safety performance in 2023 resulted in a combined funding level for Financial Objectives and Safety Objectives that fell below target, with Revenue funding at target, and Adjusted Net Income and Safety below target. In combination, Financial Objectives and Safety Objectives are used to determine 85% of the annual CIP opportunity for the NEOs, and Personal Objectives are used to determine 15% of the annual CIP opportunity for the NEOs.

2023 Funding Levels for Financial and Safety Objectives

Financial & Safety Objectives (85%)	Threshold	Target	Maximum	Actual	Actual vs. Target	Funding Levels
Adjusted Net Income(1) 52.5% of overall weighting (equivalent to 70% of Financial Objectives weighting)	$204.43m	$240.51m	$276.59m	$231.86m	96.0%	93.0%
Revenue 22.5% of overall weighting (equivalent to 30% of Financial Objectives weighting)	$7.614b	$8.187b	$9.006b	$8.096b	99.0%	100.0%
Funding Level of Financial Objectives (75% weighting)						95.1%
Funding Level Safety Objectives(2) (10% weighting)		--		--	--	65%
(1)
Adjusted Net Income is a non-GAAP measure. A reconciliation to the nearest GAAP measure, Net Income, is set forth in Appendix A.
(2)
Comprised of metrics pertaining to the improvement of workers’ compensation, general liability, and auto liability claims frequency rates and safe work observation program participation, the safety objective achievement resulted in a funding level of 65%. This funding was below target due to increased automobile liability and workers’ compensation claim frequency as compared to fiscal year 2022. ABM’s results are consistent with industry trends post COVID.

2023 Personal Objectives Achievements and CIP Award Payment for Scott Salmirs, President and CEO

For fiscal 2023, the Committee considered Mr. Salmirs’ performance against his Personal Objectives in a process that involved discussions with all of the independent Board members. After considering the perspectives of the independent members of the Board, the Committee concluded that Mr. Salmirs’ delivered on his Personal Objectives, including:

•
Elevate the Client Experience – Achieved record new sales, leveraging go-to-market initiatives and new product offerings; led growth in cross-selling results; positioned brand for multi-year transition beginning in fiscal year 2024; honed and grew mergers & acquisitions and venture investment pipeline; executed venture and business partnership transaction with Noodoe group (EV charging)
•
Elevate the Team Member Experience – Achieved progress on talent initiatives, including improved metrics and scorecards in talent acquisition, shared services and talent management; led deployment of Workforce Productivity and Optimization (“WPO”) across the Business & Industry Group with successful results; continued Diversity, Equity & Inclusion progress including launch of two ABM Impact Groups; established Sustainability Council in support of the Company’s operational strategy
•
Elevate our use of Tech & Data – Achieved significant progress in multi-year digital transformation, including successful launch of new enterprise resource planning system (“ERP”) in Education Group; expanded client facing dashboard and piloted team member mobile application; continued progress in cybersecurity maturation

The Committee recommended, and the Board (with Mr. Salmirs recusing himself) approved, payout at 140% of target for Mr. Salmirs for the 15% Personal Objectives component of his 2023 CIP award.

As described above, Financial Objectives, which comprised 75% of Mr. Salmirs’ cash incentive compensation, were funded at 95.1%, and Safety Objectives, which comprised 10% of Mr. Salmirs’ CIP, were funded at 65.0%. Accordingly, Mr. Salmirs was awarded a 2023 CIP payment of $1,482,375, which represents 98.8% of his overall target.

ABM Industries Incorporated 2024 Proxy Statement 27

Objectives	Weighting	Funding Level	Weighted Funding Level	Target Bonus Opportunity	Payout
Financial Objectives	75%	95.1%	71.3%	$1,125,000	$1,069,875
Safety Objectives	10%	65.0%	6.5%	$150,000	$97,500
Personal Objectives	15%	140.0%	21.0%	$225,000	$315,000
Total	100%		98.8%	$1,500,000	$1,482,375

2023 Personal Objectives Achievements and CIP Award Payments for Our Other NEOs

For fiscal 2023, the Committee considered the performance of our other NEOs against their Personal Objectives in a process that involved discussions with Mr. Salmirs. After considering the perspectives of Mr. Salmirs, the Committee concluded that our other NEOs delivered on their Personal Objectives, including:

Named Executive Officer	2023 Personal Objectives Achievements
Earl R. Ellis Executive Vice President and Chief Financial Officer
•
Elevate the Client Experience – Enhanced financial performance through headcount and travel management, as well as discretionary cost reductions; supported deal structure and partnership with Noodoe; enhanced focus on new technologies within long range financial planning models; expanded ABM’s investor profile and equity coverage through the addition and onboarding of two new sell-side analysts

•
Elevate the Team Member Experience – Furthered career and development planning within Finance department; implemented service level training for finance shared services employees to continue evolution from transactional orientation to service led; oversaw internal governance structure to manage attainment of non-headcount savings across enterprise

•
Elevate our use of Tech & Data – Created enterprise templates for end-to-end processes, including quote to cash, record to report, source to pay, hire to retire; created center of excellence around end-to-end processing for quote to cash

Joshua H. Feinberg Executive Vice President and Chief Strategy and Transformation Officer
•
Elevate the Client Experience – Developed pipeline building strategies for each of the target areas for strategic growth; supported deal structure and partnership with Noodoe; progressed on core ABMNext (innovation program) products with pilot of Intelligent Facility (smart buildings), Good Manufacturing Practices (client facing technology) and further development of ABMVantage (parking technology solution)

•
Elevate the Team Member Experience – Supported rollout of Team Member Retention plans across all Industry Groups, including specific action plans for 75+ high priority accounts; led the build, testing and piloting for new timekeeping system and ABMConnect mobile application (utilized by employees); led deployment of WPO tool and timekeeping system aligned with plan

•
Elevate our use of Tech & Data –In addition to Elevate IT projects, including the rollout of ERP to Education Group and onboarding of 200+ clients to client facing dashboard, led execution of over 100 non-Elevate IT projects on time, in scope and within budget; updated identity access management system as part of cybersecurity maturation

Rene Jacobsen Executive Vice President and Chief Operating Officer
•
Elevate the Client Experience – Partnering with Sales team, achieved record new sales; generated large cross-sell opportunities utilizing ABM and RavenVolt capabilities and relationships; drove programmatic target pipeline development in high priority/growth areas including within Technical Solutions; continued pilot and development of innovative new offerings (e.g., client dashboard)

•
Elevate the Team Member Experience – Implemented Team Member Retention plans across all industry groups to reduce front line employee turnover, with action plans implemented in 75+ high priority accounts; led successful launch of ABM Performance Solutions (integrated facilities solutions) including a significant new airport contract; began buildout of state-of-the-art Electrification Center to serve as training hub

•
Elevate our use of Tech & Data – Successfully launched ERP to full operations team within the Education Group; onboarded 200+ clients to the client facing dashboard; deployed WPO tool with positive results

28 ABM Industries Incorporated 2024 Proxy Statement

Named Executive Officer	2023 Personal Objectives Achievements
Andrea R. Newborn Executive Vice President, General Counsel and Secretary
•
Elevate the Client Experience – Developed master service agreement for new service offerings; scoped requirements for future contract lifecycle management system; incorporated compliance and other standard contract practices and policies into newly acquired subsidiaries; structured and negotiated Noodoe transaction

•
Elevate the Team Member Experience – Continued enhancement of compliance, safety and other similar training for employees; worked closely with Human Resources to continue improvements to onboarding processes; transitioned all insurance claims to new third party administrator; developed comprehensive environmental, social and governance board and committee oversight framework

•
Elevate our use of Tech & Data – Provided legal subject matter expertise in connection with successful ERP launch in Education Group; continued enhancing use of risk management information system for safety and other related functionality; using ABM and third-party data, engaged in comprehensive insurance procurement review, resulting in efficiencies gained in property and casualty renewal

The following table presents the fiscal year 2023 performance under our CIP for our other NEOs’ Financial Objectives, Safety Objectives and Personal Objectives, and their resulting payout (both the total award dollar amount and as a percentage of target opportunity).

Named Executive Officer	Objectives	Weighting	Funding Level	Weighted Funding Level	Target Bonus Opportunity	Payout (rounded to nearest dollar)
Earl R. Ellis	Financial Objectives	75%	95.1%	71.3%	$590,625	$561,684
	Safety Objectives	10%	65.0%	6.5%	$78,750	$51,188
	Personal Objectives	15%	135.0%	20.3%	$118,125	$159,469
	Total	100%		98.1%	$787,500	$772,341
Joshua H. Feinberg	Financial Objectives	75%	95.1%	71.3%	$562,500	$534,938
	Safety Objectives	10%	65.0%	6.5%	$75,000	$48,750
	Personal Objectives	15%	125.0%	18.8%	$112,500	$140,625
	Total	100%		96.6%	$750,000	$724,313
Rene Jacobsen	Financial Objectives	75%	95.1%	71.3%	$656,250	$624,094
	Safety Objectives	10%	65.0%	6.5%	$87,500	$56,875
	Personal Objectives	15%	135.0%	20.3%	$131,250	$177,188
	Total	100%		98.1%	$875,000	$858,156
Andrea R Newborn	Financial Objectives	75%	95.1%	71.3%	$301,875	$287,083
	Safety Objectives	10%	65.0%	6.5%	$40,250	$26,163
	Personal Objectives	15%	150.0%	22.5%	$60,375	$90,563
	Total	100%		100.3%	$402,500	$403,808

Equity Incentive Compensation

Annual Equity Awards

The Committee believes that a long-term incentive program motivates and rewards our executive officers for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. In fiscal year 2023, the Committee approved a long-term compensation program for our NEOs which included equity awards allocated among (i) time-based RSUs (25% of total equity grant at target), which generally vest ratably over a three-year period, and (ii) PSs with a TSR-modifier (“2023-2025 TSR-Modified Performance Shares”) (75% of total equity grant at target), which are based on Company financial metrics, adjusted EBITDA (as originally approved by the Committee on the grant date to exclude results associated with certain acquisitions) (“M&A adjusted EBITDA”) (75% weighting) and organic revenue (25% weighting) (the definitions for such metrics are set forth in Appendix A). Such 2023-2025 TSR-Modified Performance Shares will vest, if earned, based on the average funding of three, one-year performance periods (November 1, 2022 – October 31, 2023; November 1, 2023 – October 31, 2024; and November 1, 2024 – October 31, 2025). The payout for year one will be based on performance against the Company’s budget, with years two and three based on actual year over year growth versus an established standard growth rate set at the beginning of the three-year performance period. Possible funding levels of financial metrics are 0% to 200%, subject to modification via a multiplier on a scale of 80% to 120% of the earned award based on the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over the three-year performance period from November 1, 2022 to October 31, 2025. Possible payouts for the 2023-2025

ABM Industries Incorporated 2024 Proxy Statement 29

TSR-Modified Performance Shares range from 0% to 240% of target based on achievement of the Company financial metric goals (as adjusted by the TSR-modifier).

Possible award funding levels for the 2023-2025 TSR-Modified Performance Shares as to the financial metrics are set forth in the following table.

Performance Level	% Achievement for Each Company Financial Metric	Award Funding %
Maximum	≥ 135	200
	≥ 125	150
	≥ 115	125
Target	≥ 95 - 105	100
	≥ 90	85
Threshold	≥ 75	50
	< 75	0

Possible TSR-Modification levels for the 2023-2025 TSR-Modified Performance Shares are set forth below. The modification percentage will be multiplied by the weighted payout results from the Company financial metrics to determine the final award payouts.

2023-2025 TSR Performance Share Table

	ABM Three-Year Percentile Ranking	Modification Percentage Applies to Shares Earned
Threshold	25th Percentile	80%
Target	50th Percentile	100%
Maximum	75th Percentile	120%

The Committee considers market data and the mix of compensation at risk when establishing the long-term incentive opportunity for each NEO. Generally, the Committee approves an equity award at a specific dollar value for each recipient based on a multiple of the recipient’s base salary. The dollar value of the award is determined after taking into consideration various factors, including a market analysis prepared by the Committee’s consultant and the overall mix of performance-based compensation. The Committee believes that a meaningful portion of equity compensation should be performance-based.

Fiscal Year 2023 Equity Awards*

	2023-2025 TSR-Modified Performance Shares		2023 Annual RSU
Named Executive Officer	Number Granted (at target)	Grant Date Value per Share(1) ($)	Number Granted	Grant Date Value per Share(2) ($)	Aggregate Value of Equity Awards (at target) ($)
Scott Salmirs	85,860	50.23	31,121	46.19	5,750,227
Earl R. Ellis	23,518	50.23	8,524	46.19	1,575,033
Joshua H. Feinberg	22,398	50.23	8,118	46.19	1,500,022
Rene Jacobsen	31,357	50.23	11,366	46.19	2,100,058
Andrea R. Newborn	17,172	50.23	6,224	46.19	1,150,036

*The Company does not publicly disclose its specific targets applicable to equity compensation programs until after the performance period is over, including specific target goals for financial metrics comprised of M&A adjusted EBITDA and organic revenue due to potential competitive harm. The Committee has set performance goals that it believes are challenging, but attainable, with significant effort on the part of the Company. Please see Appendix A for a discussion regarding how these measures are calculated from the Company’s financial statements. For additional information on our NEOs’ fiscal year 2023 equity awards, please see “Grants of Plan-Based Awards During Fiscal Year 2023.”

(1)
The grant date fair value of the PSs was calculated in accordance with ASC Topic 718 using a Monte Carlo simulation that used various assumptions including an expected term based on the period from the grant date to October 31, 2024 the last day of the performance period, an expected volatility of 39.85% and a risk-free interest rate of 3.96%.
(2)
The grant date fair value of the RSUs represents the closing price per share of ABM common stock on the grant date.

30 ABM Industries Incorporated 2024 Proxy Statement

2021-2023 Performance Share Overview

In fiscal year 2021, we granted PSs with a TSR-modifier (“2021-2023 TSR-Modified Performance Shares”), which could be earned, if at all, based on Company financial metrics comprised of M&A adjusted EBITDA (75% weighting) and organic revenue (25% weighting) (reconciliations for such metrics are set forth in Appendix A). The 2021-2023 TSR-Modified Performance Shares earned were calculated at the end of the three-year period (November 1, 2020 to October 31, 2023) based on the average funding of three, one-year performance periods (November 1, 2020 – October 31, 2021; November 1, 2021 – October 31, 2022; and November 1, 2022 – October 31, 2023). Performance is measured annually for each performance measure and the payout is determined at the end of the three-year period. The goals associated with the first year of the performance period are based on the Company's budget and the performance goals for years two and three are based on pre-determined growth rates over year one performance as established at the beginning of the performance period. The final payout based on Company financial metrics was subject to modification via a multiplier on a scale of 80% to 120% of the earned award based on the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over the three-year performance period. Possible payouts for the 2021-2023 TSR-Modified Performance Shares ranged from 0-240% of target based on achievement of the Company financial metric goals (as adjusted by the TSR-modifier, as set forth in the tables below).

Award funding levels for the 2021-2023 TSR-Modified Performance Shares as to the financial metrics are set forth in the following table. The achievement levels are measured against budgeted performance in year one and against the pre-determined growth rates in years two and three.

Performance Level	% Achievement for Each Company Financial Metric	Award Funding %
Maximum	≥ 135	200
	≥ 125	150
	≥ 115	125
Target	≥ 95 — 105	100
	≥ 90	85
Threshold	≥ 75	50
	< 75	0

Results of 2021-2023 TSR-Modified Performance Share Program

The following table summarizes the 2021-2023 TSR-Modified Performance Share Program results based on Company financial metrics.

Results of 2021-2023 TSR-Modified Performance Share Program

Metric	Weight	Year	Threshold	Target	Maximum	2021-2023 Results	Funding Level
M&A Adjusted EBITDA(1)	75%	2021	$258.75M	$345.0M	$465.75M	2021: $447.7M	174%
		2022	3.0% growth over prior year actual	4.0% growth over prior year actual	5.4% growth over prior year actual	2022: (7.9%) growth	0%
		2023				2023: 3.9% growth	100%
						3 Year Average	91%
Organic Revenue(1)	25%	2021	$4.576B	$6.101B	$8.237B	2021: $6.128B	100%
		2022	1.875% growth over prior year actual	2.5% growth over prior year actual	3.4% growth over prior year actual	2022: 7.6% growth	200%
		2023				2023: 4.4% growth	200%
						3 Year Average	167%
Total Three Year Weighted Average Payout							110%

ABM Industries Incorporated 2024 Proxy Statement 31

(1)
M&A Adjusted EBITDA and Organic Revenue are non-GAAP financial measures. A description of how these measures are calculated from ABM’s financial statements is set forth in Appendix A to this Proxy Statement.

Modification of 2021-2023 PS Awards Based on Relative TSR-Performance

TSR-Modification levels for the 2021-2023 TSR-Modified Performance Shares are set forth below. The modification percentage is multiplied by the weighted payout results from the Company financial metrics to determine the final award payouts.

2021-2023 TSR Performance Share Modification Potential

	ABM Three-Year Percentile Ranking	Modification Percentage Applies to Shares Earned
Threshold	25th Percentile	80%
Target	50th Percentile	100%
Maximum	75th Percentile	120%

2021-2023 TSR Performance Share Table
ABM Three-Year Percentile Ranking vs. S&P Composite 1500 Commercial Services & Supply Index	25th Percentile	50th Percentile	75th Percentile
Modification Level Applied to Shares Earned	80%	100%	120%
ABM Three-Year TSR Performance	55th Percentile
Total Three-Year Weighted Average Payout (from Results of 2021-2023 TSR-Modified Performance Share Program table above)	110%
Modification Percentage Applied to ABM TSR Performance Shares	104%
Final Payout of 2021-2023 TSR Performance Shares after Modifier	115%

For the three-year performance period, the Company’s TSR performance ranked in the 55th percentile of the S&P Composite 1500 Commercial Services & Supplies Index, resulting in a modification under the 2021-2023 TSR-Modified Performance Shares of 104%. Applying this multiplier to the Company’s weighted payout results based on Company financial metrics (110%) resulted in a final payout for the 2021-2023 TSR-Modified Performance Shares at 115% of target.

Named Executive Officer	2021-2023 TSR Performance Shares (Target)(1)	2021-2023 TSR Performance Shares (Earned)(1)
Scott Salmirs	64,543	74,225
Earl R. Ellis	17,385	19,993
Joshua H. Feinberg	15,936	18,326
Rene Jacobsen	17,385	19,993
Andrea R. Newborn	11,409	13,120
(1)
Includes dividend equivalent units accrued on earned shares as of January 8, 2024.

Other Compensation and Governance-Related Matters

Employment and Change-in-Control Agreements

Each of our NEOs has entered into an employment agreement with the Company. The form of agreement reflects an “at-will” employment relationship, while at the same time affording some income security by specifying certain severance payments upon involuntary or constructive termination. Under the terms of these employment agreements, an executive whose employment is terminated without cause by the Company, or who resigns for “good reason” (as such terms are defined in the NEOs’ respective employment agreements), will be entitled to receive a multiple (2.5 for Mr. Salmirs; 2.0

32 ABM Industries Incorporated 2024 Proxy Statement

for Messrs. Ellis, Feinberg, and Jacobsen, and Ms. Newborn) of the sum of his or her base salary and target bonus, as well as a prorated portion of his or her annual bonus for the year of termination and 18 months of health insurance reimbursements. If Messrs. Salmirs, Ellis, Feinberg, or Jacobsen voluntarily leaves the Company at age 60 or older with 10 years of service their equity awards granted after the effective date of the employment agreement but at least one year prior to such retirement will continue to vest, in accordance with the terms of those awards. These employment agreements also provide that following termination of employment for any reason, the officer will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

In order to assure continuity of ABM’s senior management in the event of a potential change-in-control of the Company, ABM provides our NEOs with “double-trigger” severance benefits should their employment with ABM be terminated following a change in control. The current change-in-control agreements provide double-trigger severance benefits if the officer is terminated without cause, or resigns for “good reason,” within two years following a change-in-control. These benefits consist of a lump-sum payment equal to a multiple (3.0 for Mr. Salmirs; 2.5 for Messrs. Ellis, Feinberg, and Jacobsen, and Ms. Newborn) of the sum of his or her base salary and target bonus; a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and accelerated vesting of equity awards. There are no excise tax gross-ups under the change-in-control agreements. Instead, any such payments and benefits are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but generally only if the reduction would increase the net after-tax amount received by the officer.

For a summary of the executives’ employment and change-in-control agreements in effect during fiscal year 2023, see “Potential Payments Upon Termination or Change-in-Control.”

Stock Ownership Guidelines

The Company has stock ownership guidelines for certain officers, including our NEOs. Executives are expected to achieve their targets within five years of becoming subject to the stock ownership policy. Stock ownership guidelines are based on a multiple of base salary. Individuals who have not met their stock ownership level at the end of the applicable five-year period are expected to retain 50% of their after-tax net shares paid under any Company long-term incentive plan or program, such as shares paid out under the PS program and vested RSUs, until their ownership guidelines are satisfied. The Committee periodically reviews the stock ownership guidelines and may make adjustments to these guidelines to the extent it believes such adjustments are appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; however, unearned PSs are not included, nor are stock options, whether vested or unvested. Current stock ownership guidelines are as follows:

Position	Requirements
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

All of our NEOs have either met or exceeded their stock ownership guidelines or are well positioned to achieve compliance within the required time period.

Anti-Hedging and Anti-Pledging Policies

Directors, executive officers and other employees are prohibited from engaging in hedging transactions with respect to our securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director, executive officer or other employee to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited. We also prohibit pledging, or using as collateral, Company stock to secure personal loans or other obligations.

Annual Compensation-Related Risk Evaluation

We annually review risks associated with our executive compensation program, as well as our other broad-based employee incentive programs, with respect to enterprise risk factors, with the assistance of management’s compensation consultant, Willis Towers Watson, which prepares an annual risk analysis. The Committee and its independent compensation consultant, Pay Governance, review this analysis. In connection with its 2023 review, the Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and individual weightings in incentive compensation programs, the mix between long-term and short-term incentives, use of stock ownership requirements, the Company’s policy prohibiting hedging and pledging,

ABM Industries Incorporated 2024 Proxy Statement 33

and the Company’s recoupment or “clawback” policy. Based on this review, the Committee agreed with the findings in the analysis that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Clawback Policy

In accordance with the requirements of the NYSE listing standards, we maintain the ABM Industries Incorporated Amended and Restated Recoupment Policy (the “Clawback Policy”), an executive officer clawback policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement. Unless an exception applies, the Company will recover reasonably promptly from each Covered Officer the applicable incentive compensation received by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as provided in the Clawback Policy.

Special Forfeiture and Repayment Rights in the Event of Serious Misconduct (Enhanced Clawback Policy)

Pursuant to the terms and conditions applicable to cash and equity incentive awards, if the Board or applicable committee determines that an employee has engaged in conduct that constitutes “cause” (as defined in such terms and conditions and including serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, failure to substantially perform employment-related duties or responsibilities, and material breach of the Company’s code of conduct), then (i) outstanding unvested or unexercised equity awards will be terminated and forfeited, (ii) restricted stock, RSUs, performance shares, and performance units that vested within a certain period immediately prior to the date it is determined that the employee engaged in conduct constituting cause (the “Determination Date”) will be required to be repaid to the Company, (iii) the Board or such committee may rescind any awards made to the employee within a certain period immediately prior to the Determination Date, and (iv) the Board or such committee may seek the recovery of any gains realized from the sale or disposition of shares issued pursuant to awards within a certain period immediately prior to the Determination Date.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM’s 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and the Company’s voluntary deferred compensation plan. In addition, the NEOs are eligible for an executive physical to promote their health and safety. These and certain other perquisites are set forth in the 2023, 2022 and 2021 Summary Compensation Table.

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2023” table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement that will fund amounts due under the Employee Deferred Compensation Plan in the event of a change in control of ABM.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and the Proxy Statement.

Compensation Committee:

LeighAnne G. Baker, Chair

Donald F. Colleran

James D. DeVries

Thomas M. Gartland

34 ABM Industries Incorporated 2024 Proxy Statement

Additional Information About Executive Compensation

The following tables and accompanying narrative provide detailed information regarding the compensation of the NEOs.

2023, 2022 and 2021 Summary Compensation Table

		Salary	Bonus(1)	Stock Awards(2)	Non-equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Name and Principal Position	Year	($)	$	($)	($)	($)	($)
Scott Salmirs	2023	1,000,000		5,750,227	1,482,375	21,000	8,253,602
President and	2022	1,000,000		5,499,957	1,824,600	12,200	8,336,757
Chief Executive Officer	2021	990,000		4,454,996	2,100,038	11,600	7,556,634
Earl R. Ellis	2023	630,000		1,575,033	772,341	21,553	2,998,927
Executive Vice President	2022	630,000		1,259,950	946,103	16,800	2,852,853
and Chief Financial Officer	2021	552,273		3,449,968	1,140,927	7,000	5,150,168
Joshua H. Feinberg	2023	600,000		1,500,022	724,313	0	2,824,335
Executive Vice President and Chief	2022	575,000		1,149,951	863,506	0	2,588,457
Strategy and Transformation Officer	2021	550,000		1,099,999	1,166,708	0	2,816,707
Rene Jacobsen	2023	700,000		2,100,058	858,156	24,560	3,682,774
Executive Vice President and	2022	700,000		2,099,950	1,064,350	24,288	3,888,588
Chief Operating Officer	2021	600,000		1,199,989	1,272,773	59,051	3,131,813
Andrea R. Newborn	2023	575,000		1,150,036	403,808	13,200	2,142,044
Executive Vice President, General	2022	550,000		1,099,974	468,314	12,200	2,130,488
Counsel and Corporate Secretary	2021	526,667	100,000	787,494	629,598	11,600	2,055,359

(1)
On January 7, 2022, the Committee awarded Ms. Newborn a one-time cash bonus of $100,000 to compensate her for assuming the role of Interim Chief Human Resources Officer from May 2021 through August 2021.
(2)
The values shown are the aggregate grant date fair values for PS and RSU awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on target levels of achievement (the probable outcome at grant), in the case of PSs. A discussion of assumptions used in calculating these values may be found in Note 15, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023. The target values for 2023-2025 TSR-Modified Performance Shares granted in fiscal year 2023 under the 2023-2025 Performance Share Program are as follows: Mr. Salmirs, $3,377,732; Mr. Ellis, $925,198; Mr. Feinberg, $881,137; Mr. Jacobsen, $1,233,584; and Ms. Newborn, $675,546. The maximum possible values for 2023-2025 TSR-Modified Performance Shares granted in fiscal year 2023 under the 2023-2025 Performance Share Program are as follows: Mr. Salmirs, $8,106,558; Mr. Ellis, $2,220,475; Mr. Feinberg, $2,114,730; Mr. Jacobsen, $2,960,603; and Ms. Newborn, $1,621,312. These values are calculated using the October 31, 2023 closing price of $39.34 per share.
(3)
Amounts shown in this column represent annual performance-based cash payments under the CIP, as described in the Compensation Discussion & Analysis.
(4)
The Company factors the dollar value of dividends or other earnings paid on stock awards into the aggregate grant date fair value calculations reflected in the “Stock Awards” column of this table. As such the 2022 and 2021 amounts shown have been revised to remove the value of the DEUs credited on outstanding RSUs and PSs for such years. For fiscal year 2023, this column represents:
•
for Mr. Salmirs: ABM contributions to the 401(k) plan and executive health benefits.
•
for Mr. Ellis: ABM contributions to the 401(k) plan and executive health benefits.
•
for Mr. Jacobsen: ABM contributions to the 401(k) plan, car allowance, and fuel card.
•
for Ms. Newborn: ABM contributions to the 401(k) plan.

All Other Compensation excludes expense reimbursements and company paid life insurance, as it is paid on the same basis as all other employees.

ABM Industries Incoporated 2024 Proxy Statement 35

The following table shows payout ranges for the NEOs with respect to non-equity incentive plan awards under the CIP and equity incentive plan awards granted under the 2021 Equity and Incentive Compensation Plan, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2023

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott Salmirs	n/a	318,750	1,500,000	2,887,500
	1/10/2023				34,344	85,860	206,064		4,312,748
	1/10/2023							31,121	1,437,479
Earl R. Ellis	n/a	167,344	787,500	1,515,938
	1/10/2023				9,407	23,518	56,443		1,181,309
	1/10/2023							8,524	393,724
Joshua H. Feinberg	n/a	159,375	750,000	1,443,750
	1/10/2023				8,959	22,398	53,755		1,125,052
	1/7/2022							8,118	374,970
Rene Jacobsen	n/a	185,938	875,000	1,684,375
	1/10/2023				12,543	31,357	75,257		1,575,062
	1/10/2023							11,366	524,996
Andrea R. Newborn	n/a	85,531	402,500	774,813
	1/10/2023				6,869	17,172	41,213		862,550
	1/10/2023							6,224	287,487

(1)
Includes the annual cash incentive opportunity for fiscal year 2023 under the CIP. Actual payments made for fiscal year 2023 are reported in the “Summary Compensation Table” in the “Non-equity Incentive Plan Compensation” column. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)
Includes 2023-2025 TSR-Modified Performance Shares that were awarded in fiscal year 2023 under the 2021 Equity and Incentive Compensation Plan. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)
Includes RSUs granted under the 2021 Equity and Incentive Compensation Plan in fiscal year 2023. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(4)
Computed in accordance with FASB ASC Topic No. 718, excluding the effect of estimated forfeitures, based on target levels of achievement (the most probable outcome), in the case of the PSs. A discussion of assumptions used in calculating these values may be found in Note 15, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023.

36 ABM Industries Incorporated 2024 Proxy Statement

The following table shows the outstanding equity awards held by our NEOs at October 31, 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

	Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Scott Salmirs	1/8/2021	15,268	(2)	600,631
	1/8/2021	64,193	(3)	2,525,334
	1/7/2022	21,917	(2)	862,210	91,352	(5)	3,593,778
	1/10/2023	31,282	(2)	1,230,630	86,720	(6)	3,411,577
Earl R. Ellis	12/21/2020	20,257	(2)	796,908
	1/8/2021	4,113	(2)	161,791
	1/8/2021	17,291	(3)	680,220
	1/7/2022	5,020	(2)	197,495	20,927	(5)	823,268
	1/10/2023	8,568	(2)	337,068	23,754	(6)	934,469
Joshua A. Feinberg	12/23/2019	21,210	(4)	834,405
	1/8/2021	3,770	(2)	148,302
	1/8/2021	15,850	(3)	623,522
	1/7/2022	4,582	(2)	180,254	19,101	(5)	751,418
	1/10/2023	8,160	(2)	321,013	22,622	(6)	889,966
Rene Jacobsen	1/8/2021	4,113	(2)	161,791
	1/8/2021	17,291	(3)	680,220
	1/7/2022	8,368	(2)	329,212	34,879	(5)	1,372,154
	1/10/2023	11,425	(2)	449,450	31,671	(6)	1,245,945
Andrea R. Newborn	1/8/2021	2,698	(2)	106,158
	1/8/2021	11,347	(3)	446,395
	1/7/2022	4,383	(2)	172,410	18,270	(5)	718,747
	1/10/2023	6,256	(2)	246,118	17,344	(6)	682,315

(1)
Amounts shown are based on $39.34 per share, the closing price per share of ABM common stock on October 31, 2023.
(2)
RSUs. One-third of the RSUs vest on the first, second and third anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2023.
(3)
2021-2023 TSR-Performance Shares (Earned). Amounts shown include 2021-2023 TSR-Performance Shares that have been “earned” (i.e., the relevant performance period has ended) but remained unvested as of October 31, 2023. 2021-2023 TSR-Performance Shares vested, to the extent earned, on January 8, 2024, when the Committee certified achievement of the goals and payment. The number of PSs shown includes the dividend equivalents through October 31, 2023.
(4)
RSUs. 50% of the RSUs vested on the second anniversary of the grant date and the remainder will vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2023.
(5)
2022-2024 TSR-Modified Performance Shares (Unearned) – On January 7, 2022, 2022-2024 TSR-Modified Performance Shares were granted. Such 2022-2024 TSR-Modified Performance Shares will vest, to the extent earned, on January 7, 2025. The number of PSs are shown at target and include the dividend equivalents through October 31, 2023.
(6)
2023-2025 TSR-Modified Performance Shares (Unearned) – On January 10, 2023, 2023-2025 TSR-Modified Performance Shares were granted. Such 2023-2025 TSR-Modified Performance Shares will vest, to the extent earned, on January 10, 2026. The number of PSs are shown at target and include the dividend equivalents through October 31, 2023.

ABM Industries Incoporated 2024 Proxy Statement 37

The following table shows the amounts realized upon exercise of stock options and value received upon vesting in fiscal year 2023 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2023

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Scott Salmirs	162,518	7,408,301
Earl R. Ellis	26,595	1,216,803
Joshua H. Feinberg	35,948	1,638,594
Rene Jacobsen	36,485	1,664,312
Andrea R. Newborn	27,635	1,259,931
(1)
Amount is based on the closing price per share of ABM common stock on the date of vesting, multiplied by the number of gross shares acquired upon vesting.

The following table and accompanying footnotes and narrative describe benefits to the NEOs under the Employee Deferred Compensation Plan.

Nonqualified Deferred Compensation in Fiscal Year 2023

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)		ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Scott Salmirs	ABM Deferred Cash Compensation Plan	0		0	165,068	0	3,584,467	(3)
	ABM Deferred Compensation Program for Employees (Equity Deferral)	0		0	0	0	2,275,005	(4)
Earl R. Ellis		0		0	0	0	0
Joshua H. Feinberg		0		0	0	0	0
Rene Jacobsen	ABM Deferred Cash Compensation Plan	155,435	(1)	0	15,757	0	414,004	(3)
Andrea R. Newborn		0		0	0	0	0
(1)
Cash deferrals under the ABM Deferred Compensation Plan are included in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the Summary Compensation Table for Mr. Jacobsen.
(2)
Includes interest earned on cash deferrals under the ABM Deferred Compensation Plan. The interest rate in fiscal year 2023 averaged 4.94%. These amounts were not required to be included in the Summary Compensation Table because they are not above market. Also includes DEUs credited with respect to all deferred RSUs outstanding, which are included in “All Other Compensation” in the Summary Compensation Table.
(3)
Includes amounts included in the Nonqualified Deferred Compensation Table for prior years plus any interest earned in fiscal year 2023.

38 ABM Industries Incorporated 2024 Proxy Statement

Name	Amount Previously Reported ($)
Scott Salmirs	3,419,399
Earl R. Ellis	0
Joshua H. Feinberg	0
Rene Jacobsen	242,812
Andrea R. Newborn	0

(4)
Includes fiscal year-end value of RSUs deferred in prior years (57,829 for Mr. Salmirs); also includes dividend equivalents credited in 2023 with respect to such deferred RSUs. These values are calculated using the October 31, 2023 closing price of $39.34 per share. These deferred grants are included in the “Stock Awards” column in the fiscal year 2017 and fiscal year 2018 Summary Compensation Tables.

ABM’s Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $160,000. A trust agreement was put into place in January 2011 to provide that, in the event of a “change-in-control” as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The ABM Deferred Compensation Plan allows participants to make pretax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the ABM Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if a participant wants to change his or her distribution, the change cannot be effective for at least 12 months, and the date of payment must be at least five years after the previously scheduled date of distribution. The ABM Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%. The interest rate is subject to a cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year in which any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with plan provisions.

POTENTIAL POST-EMPLOYMENT PAYMENTS

During fiscal year 2023, we were party to employment agreements with each of our NEOs, which included severance benefits upon certain terminations, as further described below, and twelve-month post-employment prohibitions on competition with the Company and solicitation of certain Company employees. The potential payments upon termination described in the following tables are based on the agreements with our NEOs that were in effect on October 31, 2023.

We were also party to change-in-control agreements with each NEO during fiscal year 2023, which provided additional severance benefits in the event of a termination following a change in control, as further described below. The “double-trigger” change-in-control benefits under our 2006 Equity Incentive Plan and our 2021 Equity and Incentive Compensation Plan are also described below. None of these arrangements included any excise tax gross-ups.

The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon specified terminations of employment after a change-in-control, resignation or retirement, termination without cause, and death or disability, assuming the termination occurred on October 31, 2023.

Potential Payments upon Qualifying Terminations of Employment

Following a Change-in-Control

The following table estimates potential payments for Messrs. Salmirs, Ellis, Feinberg, and Jacobsen, and Ms. Newborn if there had been a change-in-control on October 31, 2023, and either the executive’s employment had been terminated

ABM Industries Incoporated 2024 Proxy Statement 39

involuntarily or the executive had terminated employment for “good reason”. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2023(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting(4) ($)	Total(5) ($)
Scott Salmirs	1,500,000	7,500,000	32,349	12,224,160	21,256,509
Earl R. Ellis	787,500	3,543,750	43,794	3,931,219	8,306,263
Joshua H. Feinberg	750,000	3,375,000	3,447	3,748,880	7,877,327
Rene Jacobsen	875,000	3,937,500	45,609	4,238,772	9,096,881
Andrea R. Newborn	402,500	2,443,750	32,509	2,372,144	5,250,903
(1)
Amount assumes target bonus at fiscal year-end 2023.
(2)
Multiple (3.0 for Mr. Salmirs; 2.5 for Messrs. Ellis, Feinberg, and Jacobsen, and Ms. Newborn) of the sum of base salary and target bonus for the year in which the change-in-control occurs.
(3)
The amount shown is the estimated cost for health and welfare benefits for an 18-month period.
(4)
The value is based on $39.34 per share, the closing price per share of ABM common stock on October 31, 2023. For PSs, amounts shown reflect vesting at target.
(5)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2023.” Amounts also do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below. Equity grants under our 2006 Equity Incentive Plan and our 2021 Equity and Incentive Compensation Plan vest upon a change-in-control if the recipient is terminated without cause within 24 months following the change-in-control.

The change-in-control agreements with the NEOs provide that, if a change-in-control occurs, the executive will receive the following benefits upon involuntary termination of employment (other than for cause) or resignation for good reason (such as certain specified material changes in position or compensation) prior to the second anniversary of the change-in-control:

•
a lump-sum payment equal to a multiple of the sum of base salary and target bonus (which multiple is 3.0 for Mr. Salmirs, 2.5 for Messrs. Feinberg, and Jacobsen, and Ms. Newborn);
•
a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and
•
a lump-sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and a lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.
•
RSUs and Performance Share awards granted under the 2006 Equity Incentive Plan and the 2021 Equity and Incentive Compensation Plan will become fully vested (in the case of performance awards, with performance equal to the greater of target performance and projected actual performance as determined by the Administrator) and all restrictions on such Awards will lapse if the Participant’s employment is terminated without Cause at any time during the 24-month period following the Change in Control.

A “change-in-control” of the Company occurs in any of the following scenarios:

•
(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board;
•
a majority of the Board ceases to be composed of incumbent directors;
•
a merger or similar business combination;
•
a sale of substantially all of the Company’s assets; or
•
a liquidation of the Company.

None of our NEOs have excise tax gross-ups. Instead, payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any equity award, plan or agreement) are

40 ABM Industries Incorporated 2024 Proxy Statement

subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the NEO (the modified cap), with one exception. The exception is that any reduction will not be made if, on a net after-tax basis, such reduction would result in an NEO receiving less than 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to noncompetition and non-solicitation provisions.

Potential Payments upon Retirement

The following table estimates potential payments for our NEOs if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2023. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Health Benefit Payments ($)	Equity-Based Grants That Vest Upon Retirement(1) ($)	Total(2) ($)
Scott Salmirs	--	7,581,953	7,581,953
Earl R. Ellis	--	--	0
Joshua H. Feinberg	--	--	0
Rene Jacobsen	--	2,543,377	2,543,377
Andrea R. Newborn	--	1,379,971	1,379,971
(1)
Under the terms of their respective employment and equity award agreements, certain equity awards for Messrs. Salmirs and Jacobsen and Ms. Newborn would continue to vest upon their retirement (subject to their compliance with certain restrictive covenants, including confidentiality, non-solicitation, and non-competition). The values represented were calculated using $39.34 per share, the closing price per share of ABM common stock on October 31, 2023, multiplied by the applicable number of shares relating to the equity awards (at a target award level in the case of the PSs).
(2)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2023.” Amounts also do not include accrued but unused vacation pay and any accrued but unpaid base salary for employment through the retirement date.

Under the terms of their respective employment and equity award agreements, any equity-based awards received by Messrs. Salmirs and Jacobsen would continue to vest in the event of their respective retirements, if they were granted at least one year prior to their respective retirement dates, on the originally scheduled vesting dates of the awards. Under the terms of Ms. Newborn’s agreements, equity-based awards received by Ms. Newborn (i) prior to fiscal year 2022 would vest pro rata in the event of her retirement, on her retirement date (based on the number of months of service over the vesting period or the performance period, in the case of PSs) and (ii) in fiscal year 2022 and subsequent years would continue to vest, in the event of her retirement, if they were granted at least one year prior to her retirement date, on the originally scheduled vesting dates of the awards.

Potential Payments upon Termination without Cause or Resignation for Good Reason

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated without cause or if the NEO resigned for good reason (outside of a change-in-control) effective October 31, 2023. All amounts are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2023(1) ($)	Severance Payment(2) ($)	Company Portion of Medical Benefits(3) ($)	Equity Grants Vesting as a Result of Termination(4) ($)	Total(5) ($)
Scott Salmirs	1,500,000	6,250,000	19,751	7,581,953	15,351,704
Earl R. Ellis	787,500	2,835,000	27,323	1,103,775	4,753,598
Joshua H. Feinberg	750,000	2,700,000	3,447	1,009,888	4,463,335
Rene Jacobsen	875,000	3,150,000	27,757	2,543,377	6,596,134
Andrea R. Newborn	402,500	1,955,000	19,751	1,379,971	3,757,222
(1)
Amount assumes target bonus at fiscal year-end 2023.
(2)
Multiple (2.5 for Mr. Salmirs; 2.0 for Messrs. Ellis, Feinberg, and Jacobsen, and Ms. Newborn) of the sum of base salary and target bonus for the year in which the termination occurs.
(3)
The amount shown is the estimated cost for health and welfare benefits for an 18-month period for Messrs. Salmirs, Ellis, Feinberg and Jacobsen, and Ms. Newborn.

ABM Industries Incoporated 2024 Proxy Statement 41

(4)
The value is based on $39.34 per share, the closing price per share of ABM common stock on October 31, 2023. The amount shown reflects PSs vesting at target value.
(5)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2023.” Amounts do not include accrued but unused vacation pay and any unpaid salary for employment through termination date.

Under his employment agreement in effect during fiscal year 2023, Mr. Salmirs would receive 2.5 times the sum of his base salary and target cash incentive compensation, 18 months medical benefits coverage, his prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination if he is terminated without “cause”. Under the terms of their respective employment agreements in effect during fiscal year 2023, and in connection with a termination of employment by the Company without cause, Messrs. Feinberg and Jacobsen and Ms. Newborn would each receive 2.0 times the sum of base salary plus target cash incentive compensation, 18 months medical benefits coverage, prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination.

Performance awards granted under the 2006 Equity Incentive Plan and 2021 Equity and Incentive Compensation Plan generally vest pro rata (based on the number of months of services of the vesting period) in the event of a termination without cause at least one year after the grant date.

Potential Payments upon Death or Disability

The following table estimates potential payments for our NEOs if the NEO had been terminated due to death or disability on October 31, 2023. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2023(1) ($)	Health Benefit Payments ($)	Equity Grants Vesting(2) ($)	Total(3)(4) ($)
Scott Salmirs	1,500,000	--	12,224,160	13,724,160
Earl R. Ellis	787,500	--	3,931,219	4,718,719
Joshua H. Feinberg	750,000	--	3,748,880	4,498,880
Rene Jacobsen	875,000	--	4,238,772	5,113,772
Andrea R. Newborn	402,500	--	2,372,144	2,774,644
(1)
Amount assumes target bonus at fiscal year-end 2023.
(2)
The value is based on $39.34 per share, the closing price per share of ABM common stock on October 31, 2023. For PSs, amounts shown reflect vesting at target value. Amount reflects the partial vesting of equity grants, as a result of death or disability on October 31, 2023.
(3)
In addition, ABM provides accidental death and dismemberment insurance for each of the NEOs (with coverage equal to two times base salary, up to a maximum of $750,000), as well as $150,000 business travel insurance coverage.
(4)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Nonqualified Deferred Compensation in Fiscal Year 2023.”

Equity grants under the 2006 Equity Incentive Plan and the 2021 Equity and Incentive Compensation Plan generally vest pro rata (based on the number of months of service over the vesting period) in the event of death or disability.

Under the terms of their respective employment agreements in effect during fiscal year 2023, and in connection with a termination by reason of death or disability, Messrs. Salmirs, Ellis, Feinberg, and Jacobsen, and Ms. Newborn would each receive any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of death or disability, a prorated target cash bonus based on the length of performance in the performance period, immediate vesting of any equity-based awards subject to time-based restrictions, and immediate vesting of any equity-based awards subject to performance restrictions, with such performance restrictions measured at the target level.

2023 CEO Pay Ratio

In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Salmirs, our CEO. The 2023 annual total compensation of Mr. Salmirs was $8,253,602; and the 2023 annual total compensation of the median compensated employee was $34,884 (in each case, with annual total compensation calculated in accordance with the SEC rules applicable to the Summary Compensation Table). The ratio of these amounts was 237:1.

42 ABM Industries Incorporated 2024 Proxy Statement

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in the subsequent three-year period. The pay ratio analysis of our employee population for purposes of our 2021 pay ratio disclosure was conducted with October 31, 2021as the determination date to identify our median employee. In 2022, we determined there had been no change in our employee population or employee compensatory arrangements that would have significantly impacted the 2021 CEO pay ratio disclosure and required us to identify a new median employee for purposes of our 2022 pay ratio disclosure. However, our 2021 median employee experienced a change in circumstances in 2022, and consistent with SEC rules, for 2022, we chose to use a substitute employee who was immediately adjacent to the initial median employee and had substantially similar compensation to that of the initial median employee based on the compensation measure we had used to select the initial median employee.

For purposes of our 2023 pay ratio disclosure, we reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2021 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2023. As a result, for purposes of our 2023 pay ratio disclosure, we used the same substitute employee that we used for our 2022 pay ratio disclosure.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	Adjusted Net Income(4) ($ millions)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$8,253,602	$5,335,253	$2,912,020	$2,089,755	$119.83	$145.35	$251.3	$231.9
2022	$8,336,757	$8,902,035	$2,865,096	$2,965,287	$132.79	$129.03	$230.4	$245.5
2021	$7,556,634	$13,980,283	$2,895,786	$3,692,270	$128.94	$139.99	$126.3	$240.1

(1) Scott Salmirs served as our principal executive officer (“PEO”) for the full fiscal year for each of 2023, 2022, and 2021. For fiscal years 2023 and 2022, our non-PEO named executive officers (“NEOs”) included Earl R. Ellis, Joshua H. Feinberg, Rene Jacobsen, and Andrea R. Newborn. For fiscal year 2021, our non-PEO NEOs included Mr. Ellis, Dean A. Chin, Mr. Feinberg, Ms. Jacobsen, and Ms. Newborn.

(2) The dollar amounts in columns (c) and (e) represent the amount of “Compensation Actually Paid”, as computed in accordance with SEC rules. Compensation Actually Paid does not represent cash and/or equity value realized or paid to ABM’s PEO or NEOs, but rather is a value calculated under applicable SEC rules. For each of fiscal year 2023, 2022, and 2021, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

ABM Industries Incoporated 2024 Proxy Statement 43

PEO SCT Total to Compensation Actually Paid Reconciliation

Fiscal Year	2021	2022	2023
SCT Total for PEO (column (b))	$7,556,634	$8,336,757	$8,253,602
- Aggregate change in actuarial present value of pension benefits	$0	$0	$0
+ Service cost of pension benefits	$0	$0	$0
+ Prior service cost of pension benefits	$0	$0	$0
- SCT “Stock Awards” column value	$4,454,996	$5,499,957	$5,750,227
- SCT “Option Awards” column value	$0	$0	$0
+ Fair Value at Fiscal Year-End of Equity Awards Granted in the Covered Fiscal Year That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$4,819,970	$5,910,698	$4,650,057
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$4,438,209	($39,367)	($2,204,359)
+ Fair Value at Vesting Date of Equity Awards Granted and Vested in the Covered Fiscal Year	$0	$0	$0
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Vested During the Covered Fiscal Year	$1,236,235	($205,505)	$176,327
- Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Vest During the Covered Fiscal Year	$0	$0	$0
+ Dollar Value of Dividends or Other Earnings Paid Prior to the Vesting Date on Equity Awards During the Covered Fiscal Year	$384,231	$399,409	$209,853
+ Excess Fair Value for Equity Award Modifications	$0	$0	$0
Compensation Actually Paid to PEO (column (c))	$13,980,283	$8,902,035	$5,335,253

Non-PEO NEO Average SCT Total to Average Compensation Actually Paid Reconciliation

Fiscal Year	2021	2022	2023
Average SCT Total for Non-PEO NEOs (column (d))	$2,895,786	$2,865,096	$2,912,020
- Aggregate change in actuarial present value of pension benefits	$0	$0	$0
+ Service cost of pension benefits	$0	$0	$0
+ Prior service cost of pension benefits	$0	$0	$0
- SCT “Stock Awards” column value	$1,365,593	$1,402,456	$1,581,287
- SCT “Option Awards” column value	$0	$0	$0
+ Fair Value at Fiscal Year-End of Equity Awards Granted in the Covered Fiscal Year That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$1,502,347	$1,507,193	$1,278,745
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$475,245	($19,548)	($613,616)
+ Fair Value at Vesting Date of Equity Awards Granted and Vested in the Covered Fiscal Year	$0	$0	$0
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Vested During the Covered Fiscal Year	$120,555	($47,588)	$36,346
- Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Vest During the Covered Fiscal Year	$0	$0	$0
+ Dollar Value of Dividends or Other Earnings Paid Prior to the Vesting Date on Equity Awards During the Covered Fiscal Year	$63,930	$62,590	$57,547
+ Excess Fair Value for Equity Award Modifications	$0	$0	$0
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$3,692,270	$2,965,287	$2,089,755

(3) For each year, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on October 30, 2020 and in accordance with Items 201(e) and 402(v) of Regulation S-K. For purposes of this pay versus performance disclosure, the Peer Group for which Total Shareholder Return is provided in column (g) is the S&P Composite 1500 – Commercial Services and Supplies industry index (the “Peer Group”). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

44 ABM Industries Incorporated 2024 Proxy Statement

(4) Adjusted Net Income is a non-GAAP measure. A reconciliation to the nearest GAAP measure, Net Income, is set forth in Appendix A.

Pay Versus Performance Relationship Descriptions

The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance Table for each of 2023, 2022, and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance Table.

ABM Industries Incoporated 2024 Proxy Statement 45

Tabular List

The following table lists the four financial performance measures that we believe represent the most important financial performance measures we use to link compensation actually paid to our NEOs for fiscal year 2023 to our performance.

Most Important Performance Measures
• Adjusted Net Income • Organic Revenue • Adjusted EBITDA • Revenue

46 ABM Industries Incorporated 2024 Proxy Statement

AUDIT MATTERS

PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2024
AUDIT-RELATED MATTERS
Audit Committee Report
Principal Accounting Firm Fees and Services
Policy on Preapproval of Independent Registered Public Accounting Firm Services

ABM Industries Incorporated 2024 Proxy Statement 47

PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING October 31, 2024

Proposal Summary

We are asking our stockholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal year 2024, which ends October 31, 2024. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s stockholders for ratification as a matter of good corporate governance.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2024. Although action by the stockholders on this matter is not required, the Audit Committee values stockholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek stockholder ratification of this selection. If the stockholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to attend the Annual Meeting, and they will have an opportunity to make a statement if they desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending October 31, 2024.

48 ABM Industries Incorporated 2024 Proxy Statement

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of ABM’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on ABM’s website under “Governance” at http://investor.abm.com/corporate-governance.cfm.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. KPMG LLP, ABM’s independent registered public accounting firm, is responsible for performing an independent audit of ABM’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. KPMG LLP is also responsible for performing an audit of and expressing an opinion on the effectiveness of ABM’s internal control over financial reporting, and for reporting the results of their audit to the Audit Committee.

As part of the oversight of the Company’s financial statements, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. The Audit Committee discussed with ABM’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of ABM’s internal controls and the overall quality of ABM’s financial reporting processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. Management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2023 audited consolidated financial statements were prepared in accordance with United States generally accepted accounting principles.

The Audit Committee reviewed and discussed with the independent registered public accounting firm ABM’s fiscal year 2023 audited consolidated financial statements, the firm’s judgment as to the quality of ABM’s accounting principles, and such other matters as are required to be discussed with the independent registered public accounting firm under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of ABM’s internal control over financial reporting.

The Audit Committee also discussed with the independent registered public accounting firm its independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, for filing with the SEC.

Audit Committee:

Art A. Garcia, Chair
Quincy L. Allen

Jill M. Golder

Winifred M. Webb

ABM Industries Incorporated 2024 Proxy Statement 49

Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2023 and 2022, and fees for other services rendered by KPMG LLP during those periods.

	2023		2022
Audit fees	$5,113,000	(1)	$4,758,000
Audit-related fees	323,200	(2)	104,700
Tax fees	33,272	(3)	64,200
All other fees	7,500	(4)	7,500
Total	$5,476,972		$4,934,400
(1)
Audit fees consisted of fees for audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q.
(2)
Audit-related fees consisted principally of fees for the audit of the financial statements of certain employee benefit plans and real time assessment with our ERP implementation.
(3)
Tax fees consisted of fees for tax compliance and consulting services for routine advice on federal, local and foreign tax matters.
(4)
Other fees consisted of access to a learning portal.

Policy on Preapproval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee preapprove audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its preapproval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of KPMG’s services for fiscal years 2022 and 2023 were preapproved by the Audit Committee.

50 ABM Industries Incorporated 2024 Proxy Statement

GENERAL INFORMATION

Certain Relationships and Transactions with Related Persons
Delinquent Section 16(a) Reports
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Questions and Answers About the Proxy Materials and the Annual Meeting
Other Business
Submission of Stockholder Proposals for the 2025 Annual Meeting
Appendix A–Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

ABM Industries Incorporated 2024 Proxy Statement 51

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

As part of our Code of Business Conduct, directors, officers and employees are expected to make business decisions that are ethical and in the best interests of the Company, and not based upon personal interests or benefits. The Board recognizes that some transactions, arrangements, and relationships can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, and has adopted a written Related Party Transaction Policy (the “Policy”) governing these transactions. The Policy generally applies to “Related Party Transactions,” defined as any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (i) the Company was, is or will be a participant and (ii) any of the following persons had, has or will have a direct or indirect interest:

•
any person who is or was since the beginning of the last fiscal year of the Company an executive officer, a director or nominee for election as a director;
•
a person known to be a greater than 5% beneficial owner of any class of the Company’s voting securities;
•
an immediate family member of any of the foregoing persons; and
•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has a greater than 10% beneficial ownership interest.

Pursuant to the Policy, the Governance Committee has the responsibility for conducting a reasonable prior review and oversight of all Related Party Transactions for potential conflicts of interest. In determining whether to approve a Related Party Transaction, the Governance Committee considers the following factors, among others: (i) the business purpose of the Related Party Transaction, (ii) whether the Related Party Transaction is entered into on an arms-length basis on terms fair to the Company, and (iii) whether such Related Party a Transaction would violate any other provision of the Policy, the Code of Business Conduct, or any other Company policy.

In the event that Company management, after consultation with the Company’s General Counsel, determines that it is unreasonable or impractical to wait until a meeting of the Governance Committee to enter into a Related Party Transaction, the Chair of the Governance Committee may approve such Related Party Transaction in accordance with the Policy. Any such approval must be reported to and ratified by the Governance Committee at its next regularly scheduled meeting. Further, in the event that the Company becomes aware of a Related Party Transaction that has not been the subject of a reasonable prior review and approval under the Policy, the Related Party Transaction will be reviewed by the Governance Committee as promptly as practicable for its action, which may include ratification, revision or termination of the Related Party Transaction.

If a Related Party Transaction is ongoing, the Governance Committee is responsible for overseeing such Related Party Transaction and may establish guidelines for the Company’s management team to follow in its ongoing dealings with the related party. The Governance Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to confirm that they are in compliance with the Governance Committee’s guidelines and that the Related Party Transaction remains appropriate.

There were no Related Party Transactions during fiscal year 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis in fiscal year 2023, with the exception of one late Form 4 filing for Raul Valentin due to an administrative error, reporting the tax withholding of shares relating to the vesting of a restricted stock unit grant.

52 ABM Industries Incorporated 2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)

Equity compensation plans approved by security holders	2,955,775	(1)	$13.01	(2)	2,720,661	(3)

Equity compensation plans not approved by stockholders	0		n/a		0

TOTAL	2,955,775		$13.01		2,720,661

(1)
Includes 916,195, 2,004,858 and 34,772 shares that may be issued to settle outstanding RSUs, PSs (at maximum) and options, respectively. This number excludes 6,605 shares that were issued in November 2023 after the end of the most recent Employee Stock Purchase Plan (“ESPP”) purchase period, which began on October 1, 2023 and ended on October 31, 2023.
(2)
Weighted average exercise price of outstanding options only. RSUs and PSs do not have an exercise price and, accordingly, are not included in this calculation.
(3)
Includes (i) 2,363,005 shares available for grant under 2021 Equity and Incentive Compensation Plan and (ii) 357,656 shares available for issuance under the ESPP, which includes 6,605 shares described in footnote 1 above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 1, 2024, except as noted in the footnotes below, by the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of February 1, 2024. Unless otherwise noted, each person or entity has sole voting and investment power over the shares shown in the table.

Name and Address	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	10,655,488	16.84%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	8,180,181	12.93%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road Building One Austin, TX 78746	4,687,812	7.41%
State Street Corporation(5) State Street Financial Center One Lincoln Street Boston, MA 02111	3,691,060	5.83%
(1)
Based on 63,282,989 shares of common stock outstanding on February 1, 2024.
(2)
Based on Amendment No. 2 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 22, 2024. BlackRock indicated sole voting power over 10,484,803 share, sole dispositive power over 10,655,488 shares, and no shared voting power or shared dispositive power.

ABM Industries Incorporated 2024 Proxy Statement 53

(3)
Based on Amendment No. 14 to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023. Vanguard indicated sole voting power over 0 shares, shared voting power over 46,274 shares, sole dispositive power over 8,073,690 shares and shared dispositive power over 106,491 shares.
(4)
Based on Amendment No. 5 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2024. Dimensional indicated sole voting power over 4,611,206 shares, sole dispositive power over 4,687,812 shares and no shared voting power or shared dispositive power.
(5)
Based on a Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on January 24, 2024, on behalf of State Street and SSGA Funds Management, Inc. State Street indicated in the filing shared voting power over 3,482,370 shares, shared dispositive power over 3,691,060 shares and no sole voting power or sole dispositive power.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 1, 2024 by each named executive officer, each director and nominee and all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Quincy L. Allen	0	(3)	*
LeighAnne G. Baker	11,937	(4)	*
Donald F. Colleran	12,140	(5)	*
James D. DeVries	0	(6)	*
Earl R. Ellis	61,707	(7)	*
Joshua H. Feinberg	75,794	(8)	*
Art A. Garcia	4,988	(9)	*
Thomas M. Gartland	9,805	(10)	*
Jill M. Golder	9,426	(11)	*
Rene Jacobsen	49,710	(12)	*
Sudhakar Kesavan	38,917	(13)	*
Andrea R. Newborn	41,081	(14)	*
Scott Salmirs	257,158	(15)	*
Winifred M. Webb	23,503	(16)	*
Executive officers and directors as a group (17 persons)	658,731	(17)	*

* Less than 1% of the common shares outstanding.

(1)
Represents shares of ABM’s common stock held. Does not include RSUs that vest and/or will be settled in shares more than 60 days after February 1, 2024.
(2)
Based on 63,282,989 shares of common stock outstanding as of February 1, 2024.
(3)
Includes 0 shares of ABM’s common stock held. Excludes 13,094 RSUs held by Mr. Allen that are not scheduled to vest within 60 days of February 1, 2024.
(4)
Includes 11,937 shares of ABM’s common stock held. Excludes 3,695 RSUs held by Ms. Baker that are not scheduled to vest within 60 days of February 1, 2024.
(5)
Includes 12,140 shares of ABM’s common stock held. Excludes 3,695 RSUs held by Mr. Colleran that are not scheduled to vest within 60 days of February 1, 2024.
(6)
Includes 0 shares of ABM’s common stock held. Excludes 8,325 RSUs held by Mr. DeVries that are not scheduled to vest within 60 days of February 1, 2024.
(7)
Includes 61,707 shares of ABM’s common stock held. Excludes 23,260 RSUs held by Mr. Ellis that are not scheduled to vest within 60 days of February 1, 2024.

54 ABM Industries Incorporated 2024 Proxy Statement

(8)
Includes 75,794 shares of ABM’s common stock held. Excludes 22,051 RSUs held by Mr. Feinberg that are not scheduled to vest within 60 days of February 1, 2024.
(9)
Includes 4,988 shares of ABM’s common stock held. Excludes 22,127 RSUs held by Mr. Garcia that are not scheduled to vest within 60 days of February 1, 2024.
(10)
Includes 9,805 shares of ABM’s common stock held. Excludes 21,067 RSUs held by Mr. Gartland that are not scheduled to vest within 60 days of February 1, 2024.
(11)
Includes 9,426 shares of ABM’s common stock held. Excludes 3,695 RSUs held by Ms. Golder that are not scheduled to vest within 60 days of February 1, 2024.
(12)
Includes 49,710 shares of ABM’s common stock held. Excludes 67,464 RSUs held by Mr. Jacobsen that are not scheduled to vest within 60 days of February 1, 2024.
(13)
Includes 38,917 shares of ABM’s common stock held. Excludes 5,080 RSUs held by Mr. Kesavan that are not scheduled to vest within 60 days of February 1, 2024.
(14)
Includes 41,081 shares of ABM’s common stock held. Excludes 17,346 RSUs held by Ms. Newborn that are not scheduled to vest within 60 days of February 1, 2024.
(15)
Includes 257,158 shares of ABM’s common stock held. Excludes 144,879 RSUs held by Mr. Salmirs that are not scheduled to vest within 60 days of February 1, 2024.
(16)
Includes 23,503 shares of ABM’s common stock held. Excludes 13,578 RSUs held by Ms. Webb that are not scheduled to vest within 60 days of February 1, 2024.
(17)
Includes 658,731 shares of ABM’s common stock held by executive officers and directors as a group. Excludes 398,601 RSUs held by executive officers and directors as a group that are not scheduled to vest within 60 days of February 1, 2024.

ABM Industries Incorporated 2024 Proxy Statement 55

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive a “Notice Regarding the Availability of Proxy Materials” instead of a full set of proxy materials?

We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to SEC rules. On February 15, 2024, we mailed to our stockholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instruction in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email.

When and where will the Annual Meeting be held?

The Annual Meeting will take place virtually via live webcast on March 27, 2024, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/ABM2024.

What do I need to do to attend the Annual Meeting?

All stockholders of record as of the Record Date, January 29, 2024, or their proxy holders, are welcome to attend the Annual Meeting. The Annual Meeting will be held in a virtual meeting format only, via webcast. You will not be able to attend the Annual Meeting physically in person.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares. You must enter the 16-digit control number found on your proxy card to attend and participate in the Annual Meeting.

If your shares are held in an account at a broker, bank or other similar organization, you are the beneficial owner of shares held in “street name.” You must enter the 16-digit control number found on your voting instruction form, evidencing your ownership of ABM Industries Incorporated common stock as of the record date, in order to attend and participate in the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Recording of the event is strictly prohibited.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/ABM2024.

Who is entitled to vote at the Annual Meeting?

Holders of ABM common stock at the close of business on January 29, 2024 are entitled to receive the Notice and Proxy Statement and to vote their shares at the Annual Meeting. As of that date, there were 63,282,830 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Will my vote be confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidentially by the Company. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of votes. The vote of any individual stockholder will not be disclosed except as may be necessary to meet applicable legal requirements.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with ABM’s transfer agent, Computershare, you are the “stockholder of record” of those shares. The Notice and Proxy Statement and any accompanying materials have been provided directly to you by ABM.

56 ABM Industries Incorporated 2024 Proxy Statement

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•
online before the Annual Meeting: www.proxyvote.com (as described in the Notice);
•
by telephone using the toll-free phone number listed on your proxy card or voting instruction form; or
•
if you received physical proxy materials with an enclosed postage paid envelope, completing, signing, dating and mailing your proxy card or voting instruction form.

We encourage you to vote via the Internet. To vote online during the Annual Meeting, please visit www.virtualshareholdermeeting.com/ABM2024 and use the control number on your Notice, proxy card or voting instruction form.

Your vote is important.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•
giving written notice to our Corporate Secretary;
•
delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•
voting online during the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Can I access the 2024 proxy materials and the Annual Report on Form 10-K for fiscal year ended October 31, 2023 on the Internet?

The Notice and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended October 31, 2023 are available on our website at www.abm.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Is there a list of stockholders entitled to vote at the Annual Meeting?

For 10 days prior to the Annual Meeting and during the Annual Meeting, a list of registered stockholders eligible to vote at the Annual Meeting will be available for review by stockholders. If you would like to view the stockholder list in advance of the Annual Meeting, please contact Investor Relations at ir@abm.com. A list of registered stockholders eligible to vote at the Annual Meeting will be available electronically to stockholders at www.virtualshareholdermeeting.com/ABM2024 during the entirety of the Annual Meeting.

ABM Industries Incorporated 2024 Proxy Statement 57

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, your shares are present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of seven director nominees to serve one-year terms, the advisory approval of our executive compensation, or the advisory approval of the frequency of the advisory vote to approve our executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal		Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
01	Election of Ten Director Nominees to Serve One-Year Terms	Majority of Votes Cast	No	No effect	No effect
02	Advisory Approval of Our Executive Compensation	Majority of Shares Present in Person or by Proxy and Entitled to Vote	No	No effect	Vote against
03	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2024	Majority of Shares Present in Person or by Proxy and Entitled to Vote	Yes	Not applicable	Vote against

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Proxy Committee, composed of LeighAnne G. Baker, Sudhakar Kesavan and Scott Salmirs, appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•
FOR the election of each of the ten director nominees to serve one-year terms;
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FOR the advisory approval of our executive compensation; and
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FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024.

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2024 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

58 ABM Industries Incorporated 2024 Proxy Statement

If you return your signed and completed proxy card or voting instruction card, or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

ABM will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. They will not receive any additional compensation for these activities.

Who will count the votes?

Broadridge Financial Solutions, Inc. will be the proxy tabulator, and American Election Services, LLC will act as the inspector of election. Such inspector will be present at the Annual Meeting to process the votes cast by our stockholders, make a report of inspection, count the votes cast by our stockholders and certify as to the number of votes cast on each proposal.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name (or the company reasonably believes that they all are members of the same family) by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers engage in householding, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or the Company that proxy materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive separate proxy materials, they should notify their broker if their shares are held in a brokerage account, or the Company if they hold registered shares. The Company will deliver promptly upon written or oral request a separate copy of the Notice, Annual Report on Form 10-K for the fiscal year ended October 31, 2023 or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, stockholders should notify their broker or the Company. Any such written notice directed to the Company should be addressed to the Investor Relations department of ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, NY 10006, or oral notice may be given by calling the Company at (212) 297-0200:

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to receive a separate copy of the Notice, Annual Report on Form 10-K for the fiscal year ended October 31, 2023 or Proxy Statement for the Annual Meeting;
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to receive separate copies of proxy materials for future meetings; or
•
if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements, rather than receiving multiple copies.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results on a Form 8‑K filed with the SEC within four business days after the Annual Meeting.

How do I communicate with the Board?

You (stockholders and other interested persons) may communicate with our entire Board, the Chairman or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006. Our Corporate Secretary will forward all communications relating to ABM, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls,
e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804, or online at www.abmhotline.ethicspoint.com.

ABM Industries Incorporated 2024 Proxy Statement 59

OTHER BUSINESS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws.

60 ABM Industries Incorporated 2024 Proxy Statement

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2025 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable information.

Under SEC rules and our Bylaws, if a stockholder wants us to include a proposal in our 2025 proxy materials for presentation at our 2025 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006, Attention: Corporate Secretary, as described below.

	Proposals for inclusion in the 2025 Proxy Statement	Other proposals/nominees to be presented at the 2025 Annual Meeting*
Type of proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2025 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Securities Exchange Act

Stockholders may present proposals for business to be considered or proposals for director nominations directly at the 2025 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 2.5 or Section 3.7 of our Bylaws, as applicable.*

When proposal must be received by the Company	No later than October 18, 2024	No earlier than November 27, 2024, and no later than December 27, 2024.
Where to send	Delivered to, or be mailed and received at the Company’s principal executive offices: Office of the Corporate Secretary One Liberty Plaza, 7th Floor New York, New York 10006
What to include	The information required by Rule 14a-8 of the Exchange Act

The information required by our Bylaws including, without limitation, the following information with respect to stockholder and the stockholder director nominees (among other matters): (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the identity, background and qualifications of such nominee (iii) all information related to the candidate that is required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act , (iv) a representation from the nominee that he or she is not party to and will not become a party to any agreement, arrangement or understanding about how such person will act or vote on any issue or question that has not been disclosed to the Company, (v) disclosure of any agreement, arrangement, or understanding with any person or entity, other than the Company, with respect to any direct or indirect compensation, reimbursement or indemnification for service as a Board member, and (vi) a representation from the nominee that, if elected, he or she would be in compliance and will comply with the Bylaws and with all applicable publicly disclosed corporate governance policies, and (vii) if applicable, a statement in the notice that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than ABM’s nominees.

* Our Bylaws are available in the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

ABM Industries Incorporated 2024 Proxy Statement 61

APPENDIX A–CALCULATIONS OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The most directly comparable GAAP performance measures and information reconciling non-GAAP performance measures used in this Proxy Statement to our reported financial results prepared in accordance with GAAP are included in the tables below.

2023 Business Performance Highlights and Related Reconciliations:

(in millions)	Year Ended October 31,
2023
Reconciliation of Net Income to Adjusted EBITDA

Net Income	$251.3
Items impacting comparability(1)	(4.9)
Income tax provision	79.7
Interest expense	82.3
Depreciation and amortization	120.7
Adjusted EBITDA	529.1

Net Income margin as a % of revenues (Net Income / Revenue)	3.1%

Revenues Excluding Management Reimbursement

Revenues	$8,096.4
Management reimbursement	(302.3)
Revenues excluding management reimbursement	$7,794.0

2023 Adjusted EBITDA margin as a % of revenues excluding management
reimbursement (Adjusted EBITDA / Revenues Excluding Management Reimbursement)	6.8%

(in millions)	Year Ended October 31,
2023
Reconciliation of Net Income to Adjusted Net Income

Net Income	$251.3
Items impacting comparability (1)	(4.9)
Income tax benefit	(14.6)
Items impacting comparability, net of taxes	(19.5)
Adjusted Net Income	$231.9

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Net cash provided by operating activities	$243.3
Additions to property, plant and equipment	(52.6)
Free Cash Flow	$190.7

Incentive Compensation Metrics and Related Reconciliations or Definitions of Metrics:
2023 Cash Incentive Plan Reconciliations:

(in millions)	Year Ended October 31,
2023
Reconciliation of Net Income to Adjusted Net Income

Net Income	$251.3
Items impacting comparability (1)	(4.9)
Income tax benefit	(14.6)
Items impacting comparability, net of taxes	(19.5)
Adjusted Net Income	$231.9
(1)
The Company adjusts net income to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s view of the underlying operational results and trends of the Company. Please refer to the Company’s Fourth Quarter and Full Year 2023 Financial Results press release for a full list of Items Impacting Comparability.

ABM Industries Incorporated 2024 Proxy Statement A-1

2023-2025 TSR-Modified Performance Shares Award Metric Definitions:

•
M&A Adjusted EBITDA means Net Income before interest expense, taxes, depreciation and amortization and excluding items impacting comparability, further adjusted for the impact of significant acquisitions and significant divestitures(1) and the impact of adopting any new accounting standards.
•
Organic Revenue means the Company’s revenue for fiscal years 2023-2025, adjusted for the impact of significant acquisitions and significant divestitures(1) and the impact of adopting any new accounting standards.
(1)
A significant acquisition means an acquisition in which the annual revenues of the acquired business exceed $125 million or the purchase price exceeds $50 million. A significant divestiture means a divestiture in which the annual revenues of the divested entity exceed $125 million or the proceeds received from the sale exceed $50 million.

2021-2023 TSR-Modified Performance Shares Award Reconciliations:

	Years Ended October 31,
	2023	2022	2021
Reconciliation of Net Income to Adjusted EBITDA and M&A Adjusted EBITDA

Net Income	$251.3	$230.4	$126.3
Items impacting comparability(1)	(4.9)	34.5	156.7
Income tax provision	79.7	79.6	53.5
Interest expense	82.3	41.1	28.6
Depreciation and amortization	120.7	112.4	89.9
Adjusted EBITDA	529.1	498.1	455.0
Impact of Able, Momentum and RavenVolt acquisitions	(100.8)	(85.8)	(7.3)
M&A Adjusted EBITDA	$428.3	$412.3	$447.7

Reconciliation of Revenues to Organic Revenues

Revenues	$8,096.4	$7,806.6	$6,228.6
Impact of Able, Momentum and RavenVolt acquisitions	(1,213.7)	(1,214.1)	(101.1)
Organic revenues	$6,882.7	$6,592.5	$6,127.5

Pay Versus Performance Reconciliations:

(in millions)	Years Ended October 31,
	2023	2022	2021
Reconciliation of Net Income to Adjusted Net Income

Net Income	$251.3	$230.4	$126.3
Items impacting comparability (1)	(4.9)	34.5	156.7
Income tax benefit	(14.6)	(17.8)	(39.7)
Items impacting comparability, net of taxes	(19.5)	16.7	117.0
Impact of Able, Momentum and RavenVolt acquisitions	-	(1.6)	(3.2)
Adjusted Net Income	$231.9	$245.5	$240.1

(1)
The Company adjusts net income to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s view of the underlying operational results and trends of the Company. Please refer to the Company’s Fourth Quarter and Full Year 2023 Financial Results press release for a full list of Items Impacting Comparability.

A-2 ABM Industries Incorporated 2024 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 26, 2024, or until 11:59 p.m. Eastern Time on March 24, 2024 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ABM2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 26, 2024, or until 11:59 p.m. Eastern Time on March 24, 2024 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ABM INDUSTRIES INCORPORATED ONE LIBERTY PLAZA 7TH FLOOR NEW YORK, NY 10006 ABM INDUSTRIES INCORPORATED The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1: Nominees: 1a. Quincy L. Allen 1b. LeighAnne G. Baker 1c. Donald F. Colleran 1d. James D. DeVries 1e. Art A. Garcia 1f. Thomas M. Gartland 1g. Jill M. Golder 1h. Sudhakar Kesavan 1i. Scott Salmirs 1j. Winifred M. Webb The Board of Directors recommends you vote FOR Proposals 2 and 3: 2. Advisory vote to approve executive compensation. 3. To ratify the appointment of KPMG LLP as ABM Industries Incorporated's independent registered public accounting firm for the fiscal year ending October 31, 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V27629-P02358 For Against Abstain For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on March 27, 2024: The Notice and Proxy Statement and the Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2023 are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 27, 2024 The undersigned hereby appoints LeighAnne Baker, Sudhakar Kesavan and Scott Salmirs and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ABM to be held virtually via live webcast on March 27, 2024, at 11:00 a.m. Eastern Daylight Time, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side V27603-P02358